                               Filed Pursuant to Rule 424(b)(5)
                               Registration File Nos. 333-51045 and 333-51045-01

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold without the delivery of a final prospectus supplement and prospectus. This prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                   SUBJECT TO COMPLETION, DATED MAY 15, 1998

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY   , 1998)

                                 $1,000,000,000

                         AMERICAN EXPRESS MASTER TRUST
               % CLASS A ACCOUNTS RECEIVABLE TRUST CERTIFICATES,
                                 SERIES 1998-1
                               ------------------

               AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION
                        AMERICAN EXPRESS CENTURION BANK
                                  TRANSFERORS
                               ------------------

[LOGO]        AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC.
                                    SERVICER
                               ------------------

     Each of the    % Class A Accounts Receivable Trust Certificates, Series
1998-1 (collectively, the 'CLASS A CERTIFICATES') offered hereby will evidence an undivided interest in the American Express Master Trust (the 'TRUST'), in accordance with the Amended and Restated Master Pooling and Servicing Agreement among American Express Receivables Financing Corporation ('RFC') and American Express Centurion Bank, as transferors (each, a 'TRANSFEROR'), American Express Travel Related Services Company, Inc. ('TRS'), as servicer (in such capacity, the 'SERVICER'), and The Bank of New York, as trustee (in such capacity, the 'TRUSTEE'). The assets of the Trust include receivables (the 'RECEIVABLES') generated from time to time in

                                            (cover sheet continued on next page)
                               ------------------
POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER CONSIDERATIONS, THE
   INFORMATION SET FORTH IN THE SECTIONS ENTITLED 'RISK FACTORS' COMMENCING
            ON PAGE S-12 HEREIN AND ON PAGE 18 IN THE PROSPECTUS.
                               ------------------


THE CLASS A CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST ONLY AND DO
      NOT REPRESENT INTERESTS IN OR RECOURSE OBLIGATIONS OF AND ARE NOT
          GUARANTEED BY RFC, CENTURION BANK, TRS., AMERICAN EXPRESS
                              COMPANY OR ANY AFFILIATE THEREOF.
                               ------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

                                                                          UNDERWRITING
                                               PRICE TO                   DISCOUNT AND                  PROCEEDS TO
                                               PUBLIC(1)                   COMMISSIONS               TRANSFEROR(1)(2)
  Per Class A Certificate...........               %                            %                            %
  Total.............................               $                            $                            $

(1) Plus accrued interest, if any, at the Class A Certificate Rate.
(2) Before deducting expenses payable by the Transferors, expected to be approximately $450,000.
                               ------------------

     The Class A Certificates are offered when, as and if delivered to and accepted by the Underwriters, subject to prior sale, withdrawal or modification of the offer without notice, the approval of counsel and other conditions. It is expected that the Class A Certificates will be delivered in book-entry form on
or about May   , 1998, through the facilities of The Depository Trust Company,
Cedel Bank, societe anonyme and the Euroclear System.

LEHMAN BROTHERS
           BEAR, STEARNS & CO. INC.
                              GOLDMAN, SACHS & CO.
                                           J.P. MORGAN & CO.
                                                      MORGAN STANLEY DEAN WITTER
BLAYLOCK & PARTNERS, L.P.
              CREDIT LYONNAIS SECURITIES (USA) INC.
                                           HSBC MARKETS
                                                 UTENDAHL CAPITAL PARTNERS, L.P.

May   , 1998

(continued from previous page)

the pay-in-full portion of certain designated American Express(Registered) Card, American Express(Registered) Gold Card and Platinum Card(Registered) accounts (the 'DESIGNATED ACCOUNTS'), all monies due or to become due in respect of the Receivables (including, without limitation, amounts owing for the payment of merchandise and services, annual membership fees and other administrative fees and charges, and recoveries on charged-off Receivables), any Receivables in accounts added to the Trust from time to time, moneys on deposit in certain accounts of the Trust and all of the right, title and interest of RFC in the RFC Receivable Purchase Agreement. See 'Description of the Certificates--General' in the Prospectus.

     Concurrently with the issuance of the Class A Certificates, the Trust will
issue $58,201,059 aggregate initial amount of    % Class B Accounts Receivable
Trust Certificates, Series 1998-1 (the 'CLASS B CERTIFICATES'; the Class A Certificates and the Class B Certificates are herein collectively referred to as the 'CERTIFICATES'). The right of the Class B Certificateholders to receive interest payments on the Class B Certificates each month will be subordinated under all circumstances to the right of the Class A Certificateholders to receive monthly allocations of interest with respect to the Class A Certificates, and the right of the Class B Certificateholders to receive principal payments on the Class B Certificates will be subordinated under all circumstances to the right of the Class A Certificateholders to receive all payments of principal on the Class A Certificates. See 'Prospectus Summary--Subordination of Class B Certificates' herein. The Transferors will initially own the remaining interest in the Trust not allocable to the Certificates or other outstanding series of certificates, and the Servicer will be responsible for servicing the Receivables. Only the Class A Certificates are being offered hereby.

     Interest with respect to the Class A Certificates will accrue from the Closing Date and is payable on the 15th day of each month (or, if any such day is not a business day, the next succeeding business day) (each a 'DISTRIBUTION DATE'), commencing June 15, 1998. The principal of the Class A Certificates is payable in full on May 15, 2003 (the 'EXPECTED FINAL PAYMENT DATE'), unless a Pay Out Event has occurred, in which case it shall be paid monthly to the extent available from Principal Collections. Although it is anticipated that accumulated principal will be sufficient to pay all principal due on the Class A Certificates on the Expected Final Payment Date, if such accumulated principal is insufficient to make payment in full of the principal due on the Class A Certificates, thereafter principal will be paid monthly to the extent available from Principal Collections. In such a case, the actual maturity of the Class A Certificates would be later than the Expected Final Payment Date.

     The Class A Certificates will be represented by one or more Class A Certificates which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company. The interests of holders of beneficial interests in the Class A Certificates ('CLASS A CERTIFICATE OWNERS') will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. Definitive Certificates will be available to Class A Certificate Owners only under the limited circumstances described herein. See

'Description of the Certificates--Definitive Certificates' in the Prospectus.

     Application will be made to list the Class A Certificates on the Luxembourg Stock Exchange.

     There currently is no secondary market for the Series 1998-1 Certificates, and there is no assurance that one will develop or, if one does develop, that it will continue until the Series 1998-1 Certificates are paid in full.

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE CLASS A CERTIFICATES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                            ------------------------

     The Certificates offered hereby constitute a single Series of Certificates being offered by the Transferors from time to time pursuant to the Prospectus
dated May   , 1998. This Prospectus Supplement does not contain complete information about the offering of the Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

                               PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the accompanying Prospectus. Certain capitalized terms which are used herein are defined elsewhere in this Prospectus Supplement and the accompanying Prospectus. See 'Glossary for Prospectus Supplement' and 'Glossary for the Prospectus.' Unless the context otherwise requires, certain capitalized terms, when used herein, only relate to the Certificates. Other Series issued pursuant to other prospectus supplements or disclosure documents may also use such capitalized terms in such prospectus supplements or documents. However, in such cases, reference to such terms, unless the context otherwise requires, is made only in the context of the issuance of such other Series.

Type of Security..........................  % Class A Accounts Receivable Trust Certificates, Series 1998-1 (the
                                            'CLASS A CERTIFICATES').

Issuer....................................  American Express Master Trust (the 'TRUST'), a trust created under the Pooling and Servicing Agreement, dated as of June 30, 1992, as amended by the Amended and Restated Pooling and Servicing Agreement,
                                            dated as of May 1, 1998, and as may be amended from time to time
                                            (together with any assignment of Receivables in Additional Accounts entered into pursuant thereto, the 'AGREEMENT') among the Servicer, the Transferors and the Trustee. The Class A Certificates and the
                                            Class B Certificates represent undivided interests in the Trust. Only the Class A Certificates are being offered hereby. The Trust, as a master trust, currently has seven other series of certificates outstanding. The Trust may issue additional series of certificates from time to time (each such series and Series 1998-1, a 'SERIES').
                                            See 'Annex I' for a description of certain terms of all outstanding
                                            Series of Certificates previously issued by the Trust.

Trustee...................................  The Bank of New York (the 'TRUSTEE').

The Receivables...........................  TRS has sold to RFC and RFC has conveyed to the Trust all its right, title and interest in and to the Receivables existing as of the close of business on June 30, 1992, August 31, 1993, June 30, 1994 and
                                            January 17, 1996 (each, a 'CUT OFF DATE') and arising from time to time thereafter until termination of the Trust in the Accounts that were designated on the related Account addition closing dates (the
                                            'JUNE 1992 DESIGNATED ACCOUNTS', the 'AUGUST 1993 ADDITIONAL
                                            ACCOUNTS', the 'JUNE 1994 ADDITIONAL ACCOUNTS' and the 'JANUARY 1996
                                            ADDITIONAL ACCOUNTS', respectively, and collectively the 'DESIGNATED
                                            ACCOUNTS'). The June 1992 Designated Accounts met the criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the close of business on March 1, 1992 and ending at the close of business on March 31, 1992 and, with respect to certain selection criteria, as of the applicable Cut Off Date. The August 1993
                                            Additional Accounts met the criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the opening of business on July 1, 1993 and ending at the close of business on July
                                            31, 1993 and, with respect to certain selection criteria, as of the applicable Cut Off Date. The June 1994 Additional Accounts met the
                                            criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the

                                            opening of business on March 22, 1994 and ending at the close of business on April 17, 1994 and, with respect to certain selection criteria, as of the applicable Cut Off Date. The January 1996
                                            Additional Accounts met the criteria provided in the Agreement applied as of the close of business on the cycle billing date for each Account occurring in the period beginning on the opening of business on November 1, 1995 and ending at the close of business on
                                            November 30, 1995 and, with respect to certain selection criteria, as of the applicable Cut-Off Date.

                                            As of the date hereof, all of the Designated Accounts are owned by
                                            TRS. However, it is expected that, over a period of time, beginning in the later half of 1998 and continuing through 1999, the ownership of the Designated Accounts will be conveyed by TRS to Centurion Bank, at which time Receivables existing and thereafter arising in such
                                            Designated Accounts will be conveyed by Centurion Bank to the Trust.

                                            The aggregate amount of Receivables in the Designated Accounts
                                            (excluding Accounts charged off and Accounts closed at the
                                            Cardmembers' request) as of March 31, 1998 was $5,715,737,001. All new Receivables arising in the Designated Accounts (including in any
                                            Additional Accounts) during the term of the Trust will be the property of the Trust. Accordingly, the amount of Receivables will fluctuate as new Receivables are generated and as existing
                                            Receivables are collected, charged off as uncollectible or otherwise adjusted.

Description of the Class
  A Certificates..........................  Payments received on the Trust's assets will be allocated among the
                                            Class A Certificateholders and the Class B Certificateholders (the
                                            'CERTIFICATEHOLDERS' INTEREST'), the interest of the holders of other outstanding Series, and the interest of the Transferors (the last being referred to as the 'TRANSFEROR INTEREST').

                                            The Class A Certificates offered hereby will evidence undivided interests in the Trust assets allocated to the Certificateholders'
                                            Interest and will represent the right to receive from such Trust assets funds up to (but not in excess of) the amounts required to make payments of interest at the rate set forth on the cover hereof
                                            (the 'CLASS A CERTIFICATE RATE') payable monthly on each Distribution
                                            Date. Unless a Pay Out Event shall have occurred, principal will be payable in full on May 15, 2003 (or if such day is not a business day, on the next succeeding business day) (the 'EXPECTED FINAL
                                            PAYMENT DATE'). Principal will be payable monthly to Class A
                                            Certificateholders prior to the Expected Final Payment Date if a Pay
                                            Out Event occurs, and, together with interest as described below under 'Prospectus Summary--Interest,' will be payable monthly to
                                            Class A Certificateholders following the Expected Final Payment Date to the extent principal has not been paid in full on the Expected
                                            Final Payment Date. In all circumstances, principal is payable to the extent of the Class A Invested Amount (which may be less than the aggregate unpaid principal balance of the Class A Certificates, in certain circumstances, if the Investor Default Amount exceeds available Yield Collections and the Class B Invested Amount is zero).

                                            The Class B Certificates will evidence undivided interests in the
                                            Trust assets allocated to the Certificateholders' Interest and will represent the right to receive from such Trust assets funds up to
                                            (but not in excess of) the amounts required to make payments of
                                            interest on the Class B Certificates at the rate of   % per annum
                                            (the 'CLASS B CERTIFICATE RATE'), payable monthly on each
                                            Distribution Date, and the payment of principal with respect to the
                                            Class B Certificates following the final principal payment with respect to the Class A Certificates. The Class B Certificates are not
                                            being offered hereby.

                                            The Certificateholders' Interest will include the right to receive
                                            (but only to the extent needed to make required payments under the
                                            Agreement) varying percentages of Yield Collections and Principal
                                            Collections during each Due Period. Yield Collections and Defaulted
                                            Receivables will be allocated at all times to the Certificateholders'
                                            Interest based on the Floating Allocation Percentage applicable during the related Due Period. During the Revolving Period, subject to certain limitations, all Principal Collections allocable to the
                                            Certificateholders' Interest will generally be reinvested in the
                                            Trust or otherwise used to maintain the Certificateholders' Interest.
                                            During the Controlled Accumulation Period and any Early Amortization
                                            Period, Principal Collections will be allocated to the
                                            Certificateholders' Interest based on the Fixed Allocation
                                            Percentage. See 'Description of the Class A Certificates and the
                                            Agreement--Allocation Percentages' and '--Pay Out Events.' The
                                            Floating Allocation Percentage and the Fixed Allocation Percentage
                                            are sometimes referred to collectively herein as the 'INVESTED
                                            PERCENTAGE.'


                                            The Class A Certificates represent undivided interests in the Trust only and do not represent interests in or recourse obligations of and are not guaranteed by RFC, Centurion Bank, TRS, American Express
                                            Company or any affiliate thereof.

Interest..................................  Interest will accrue on the unpaid principal amount of the Class A
                                            Certificates at a per annum rate equal to the Class A Certificate
                                            Rate and, except as otherwise provided herein, be distributed to
                                            Class A Certificateholders on June 15, 1998, and on the 15th day of
                                            each month thereafter (or, if any such day is not a business day, on the next succeeding business day) and on the Expected Final Payment
                                            Date (each a 'DISTRIBUTION DATE'). If (a) an Early Amortization
                                            Period commences or (b) the final principal payment on the Class A
                                            Certificates is not made on the Expected Final Payment Date, then thereafter interest will be distributed to the Class A
                                            Certificateholders monthly on each Special Payment Date. Interest for any Distribution Date will include accrued interest at the Class A
                                            Certificate Rate from and including the preceding Distribution Date or, in the case of the first Distribution Date, from and including the Closing Date, to but excluding such Distribution Date. Interest for any Distribution Date or Special Payment Date due but not paid on any Distribution Date or Special Payment Date will be due on the next succeeding Distribution Date or Special Payment Date together with, to the extent permitted by applicable law, additional interest on such amount at a per annum rate equal to the Class A Certificate

                                            Rate plus 2% per annum. Interest will be calculated on the basis of a
                                            360-day year comprised of twelve 30-day months. See 'Description of the Class A Certificates and the Agreement--General' and
                                            '--Distributions from the Collection Account.'

Principal.................................  Unless a Pay Out Event shall have occurred, no payment of principal will be made on the Class A Certificates until the Expected Final
                                            Payment Date, when principal on the Class A Certificates will be payable in full. To the extent that principal on the Class A
                                            Certificates is not paid in full on the Expected Final Payment Date, the total amount of any such principal remaining to be paid on the
                                            Class A Certificates after the Expected Final Payment Date will be payable monthly until all principal on the Class A Certificates has been paid in full. Beginning in the month following the occurrence of a Pay Out Event, principal of the Class A Certificates will be payable monthly until paid in full. See 'Description of the Class A
                                            Certificates and the Agreement--Distributions to Class A
                                            Certificateholders.'

Registration of the
  Class A Certificates....................  The Class A Certificates will be issued in book-entry form only in the initial principal amount of $1,000,000,000 (the 'CLASS A INITIAL
                                            INVESTED AMOUNT') and will initially be represented by one or more
                                            Class A Certificates registered in the name of Cede as the nominee of
                                            Depository Trust Company ('DTC'). As used herein, the term 'CLASS A
                                            CERTIFICATEHOLDERS' refers to registered holders of the Class A
                                            Certificates, the term 'CLASS B CERTIFICATEHOLDERS' refers to registered holders of the Class B Certificates and the term
                                            'CERTIFICATEHOLDERS' refers to the Class A Certificateholders and the
                                            Class B Certificateholders collectively.

                                            A Class A Certificate Owner will not be entitled to receive a definitive certificate representing such person's interest, except in the event that Definitive Certificates are issued under the limited circumstances described herein. In such event, interests in the Class
                                            A Certificates will be available in denominations of $1,000 and in integral multiples thereof. All references herein to Class A
                                            Certificateholders shall refer to Class A Certificate Owners, except as otherwise specified herein. See 'Description of the Certificates--
                                            Definitive Certificates' in the Prospectus.

Record Date...............................  The last business day of the month immediately preceding any
                                            Distribution Date or Special Payment Date (each, a 'RECORD DATE').

Revolving Period..........................  No principal will be payable to the Class A Certificateholders until the Expected Final Payment Date or, upon the occurrence of a Pay Out
                                            Event as described herein, on the first Special Payment Date. No principal will be payable to the Class B Certificateholders until the final principal payment has been made to the Class A
                                            Certificateholders. For each Due Period during the period beginning on May 28, 1998, and ending on the day prior to the day on which the earlier of the Controlled Accumulation Period or the Early
                                            Amortization Period commences (the 'REVOLVING PERIOD'), all Principal
                                            Collections otherwise allocable to the Certificateholders' Interest generally will be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest. See 'Description of the
                                            Class A Certificates and the Agreement--Pay Out Events' for a
                                            discussion of the events which might lead to the termination of the
                                            Revolving Period prior to its scheduled ending date. In addition, the
                                            Servicer, based on the payment rate of the Receivables and the amount of principal distributable to Certificateholders of all outstanding
                                            Series, may postpone the commencement of the Controlled Accumulation
                                            Period and therefore extend the length of the Revolving Period.

Controlled Accumulation Period and
  Expected Final Payment Date.............  The aggregate principal amount of the Class A Certificates will be payable on the Expected Final Payment Date, but may be distributable earlier on a monthly basis upon the occurrence of a Pay Out Event and the commencement of an Early Amortization Period as described herein.
                                            See 'Description of the Class A Certificates and the Agreement--Pay
                                            Out Events.' Unless and until a Pay Out Event shall have occurred, for each Due Period beginning at the close of business on the last day of the Due Period ending in February 2003, and ending on the last day of the Due Period ending in April 2003 (the 'CONTROLLED
                                            ACCUMULATION PERIOD'), on each related Distribution Date all
                                            Principal Collections allocable to the Certificateholders' Interest plus Excess Principal Collections, if any, from other Series allocable to the Certificates plus certain other amounts comprising
                                            Class A Monthly Principal up to the Controlled Deposit Amount, will be deposited in a trust account that will be established in the name of the Trustee for the benefit of the Class A Certificateholders (the
                                            'PRINCIPAL FUNDING ACCOUNT'). Any Principal Collections allocated to the Certificateholders' Interest in excess of amounts required to be deposited in the Principal Funding Account during the Controlled
                                            Accumulation Period will be treated as Excess Principal Collections.
                                            See 'Description of the Class A Certificates and the
                                            Agreement--Distributions from the Collection Account.' Unless and until a Pay Out Event has occurred, all amounts in the Principal
                                            Funding Account will be invested from the date of deposit to the
                                            Expected Final Payment Date by the Trustee at the direction of the
                                            Servicer in Eligible Investments. On each Distribution Date with respect to the Controlled Accumulation Period, all investment income in the Principal Funding Account (other than any amounts in excess of the Class A Certificate Rate) will be withdrawn from the Principal
                                            Funding Account and deposited into the Collection Account. See
                                            'Description of the Class A Certificates and the Agreement--Principal
                                            Funding Account.' For a description of the circumstances under which the commencement of the Controlled Accumulation Period may be postponed, see 'Description of the Class A Certificates and the
                                            Agreement--Postponement of the Controlled Accumulation Period.'

                                            The funds on deposit in the Principal Funding Account will be available to pay the Class A Invested Amount on the Expected Final
                                            Payment Date. Even if the funds available for distribution to the
                                            Class A Certificateholders on the Expected Final Payment Date are
                                            insufficient to pay the Class A Invested Amount in full, all such funds will be distributed to the Class A Certificateholders at such time. Thereafter, principal and interest payments will be made to
                                            Class A Certificateholders monthly on each Special Payment Date.

                                            During either the Controlled Accumulation Period or the Early
                                            Amortization Period, the amount of Principal Collections allocable to the Class A Certificateholders will equal the product of (a) the

                                            Principal Collections during the related Due Period and (b) a fraction, the numerator of which is the Invested Amount as of the end of the last day of the Revolving Period and the denominator of which is the greater of (i) the product of the total amount of Receivables in the Trust as of the last day of the prior Due Period and one minus the Yield Factor (the 'TRUST PRINCIPAL COMPONENT') and (ii) the sum
                                            of the numerators used to calculate the Invested Percentages with respect to Principal Collections for all Series of certificates outstanding for the current Distribution Date.

Early Amortization Period.................  During the period beginning on the day on which a Pay Out Event occurs or is deemed to have occurred to the earlier of the date on which the Class A Invested Amount and the Class B Invested Amount
                                            have been paid in full or the Final Series 1998-1 Termination Date
                                            (the 'EARLY AMORTIZATION PERIOD'), Principal Collections allocable to the Certificateholders' Interest will no longer be reinvested in the
                                            Trust or otherwise used to maintain the Certificateholders' Interest or held in the Principal Funding Account, but instead will be distributed as principal payments to the Class A Certificateholders and, following the final principal payment to the Class A
                                            Certificateholders, will be distributed as principal payments to the
                                            Class B Certificateholders, monthly on each Distribution Date beginning with the first Special Payment Date (which will be the first Distribution Date following the Due Period in which a Pay Out
                                            Event occurs or is deemed to have occurred). See 'Description of the
                                            Class A Certificates and the Agreement--Pay Out Events' for a
                                            discussion of events which might lead to the commencement of an Early
                                            Amortization Period. Principal payments with respect to the Class B
                                            Certificates will not be made until the final principal payment has been made to the Class A Certificateholders.

Application of Yield Collections..........  Yield Collections allocable to the Certificateholders' Interest for any Due Period will be applied in the following order of priority:

                                                 (i)  an amount equal to Class A Monthly Interest and any overdue
                                                      Class A Monthly Interest (with interest thereon) will be
                                                      paid to the Class A Certificateholders;

                                                (ii)  an amount equal to Class B Monthly Interest and any overdue
                                                      Class B Monthly Interest (with interest thereon) will be
                                                      paid to the Class B Certificateholders;

                                               (iii)  an amount equal to the Monthly Servicing Fee plus any accrued
                                                      Monthly Servicing Fee that was due but not paid on any prior
                                                      Distribution Date will be distributed to the Servicer;

                                                (iv)  an amount equal to unreimbursed Class A Investor Charge-Offs will be reinvested in the Trust or otherwise used to
                                                      reinstate the Certificateholders' Interest during the

                                                      Revolving Period or deposited in the Principal Funding
                                                      Account and included in Class A Monthly Principal during the
                                                      Controlled Accumulation Period or paid to Class A
                                                      Certificateholders during any Early Amortization Period;

                                                 (v)  an amount equal to the Investor Default Amount will be reinvested in the Trust or otherwise used to maintain the
                                                      Certificateholders' Interest during the Revolving Period or deposited in the Principal Funding Account and included in
                                                      Class A Monthly Principal during the Controlled Accumulation
                                                      Period or paid to Class A Certificateholders during any
                                                      Early Amortization Period;

                                                (vi)  an amount equal to the unpaid accrued interest (with interest thereon) on the outstanding aggregate principal amount of
                                                      the Class B Certificates will be paid to Class B
                                                      Certificateholders;

                                               (vii)  an amount equal to unreimbursed Class B Investor Charge-Offs will be reinvested in the Trust or otherwise used to
                                                      reinstate the Certificateholders' Interest during the
                                                      Revolving Period or deposited in the Principal Funding
                                                      Account and included in Class A Monthly Principal during the
                                                      Controlled Accumulation Period or paid to Class A
                                                      Certificateholders during any Early Amortization Period;

                                              (viii)  on each Distribution Date from and after the Reserve Account
                                                      Funding Date, but prior to the date on which the Reserve
                                                      Account terminates as described under 'Description of the
                                                      Class A Certificates and the Agreement--Reserve Account'
                                                      herein, an amount up to the excess, if any, of the Required
                                                      Reserve Account Amount over the Available Reserve Account
                                                      Amount shall be deposited into the Reserve Account; and

                                                (ix)  any Yield Collections allocated to the Certificateholders'
                                                      Interest remaining after giving effect to the above-
                                                      described distributions and allocations (with respect to
                                                      each Distribution Date, 'EXCESS SPREAD'), will be made
                                                      available for allocation to other Excess Allocation Series or paid to the Transferors as described in 'Description of the Certificates--Sharing of Excess Yield Collections Among
                                                      Excess Allocation Series' in the Prospectus.

Subordination of Class
  B Certificates..........................  If Yield Collections allocable to the Certificateholders' Interest for any Due Period are insufficient to pay the Investor Default
                                            Amount for such Due Period in accordance with the priorities listed above under 'Application of Yield Collections,' then the Class B
                                            Invested Amount will be reduced by an amount equal to such insufficiency. If the Class B Invested Amount is reduced to zero, any further insufficiency will reduce the Class A Invested Amount, but not in excess of the Investor Default Amount for such Due Period, and the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust.
                                            The Class B Invested Amount will initially be equal to

                                      S-9

                                            $58,201,059 (the 'CLASS B INITIAL INVESTED AMOUNT') and will be decreased or reinstated under certain circumstances as described herein. See 'Description of the Class A Certificates and the
                                            Agreement--Allocation Percentages.' Principal payments with respect to the Class B Certificates will not be made until the final principal payment has been made with respect to the Class A Certificateholders.
                                            Interest payments with respect to the Class B Certificates will be made monthly on each Distribution Date to the extent of funds available from Yield Collections for the related Due Period after the deposit of Class A Monthly Interest. See 'Description of the Class A
                                            Certificates and the Agreement-- Distributions from the Collection
                                            Account.'

Principal Collections; Certain
  Allocations.............................  Principal Collections for any Due Period will be allocated to the
                                            Certificateholders' Interest on the basis of the Invested Percentage with respect to Principal Collections. Under the Agreement, such collections will generally be reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest during the
                                            Revolving Period, or deposited in the Principal Funding Account with excess amounts, if any, reinvested in the Trust or otherwise used to maintain the Certificateholders' Interest during the Controlled
                                            Accumulation Period or paid to the holders of the Class A
                                            Certificates in respect of the Class A Invested Amount during any
                                            Early Amortization Period.

                                            Other outstanding Series offered by the Trust, as well as other
                                            Series that in the future may be offered by the Trust, may or may not have Accumulation Periods like the Controlled Accumulation Period or
                                            Amortization Periods like the Early Amortization Period for the Class
                                            A Certificates, and such periods may have different lengths or begin on different dates than the Controlled Accumulation Period or Early
                                            Amortization Period. Thus, certain Series may be in their revolving periods, while others are in periods in which Principal Collections are distributed to or accumulated for such Series. Under certain circumstances, one or more Series may be in their Amortization
                                            Periods, while other Series are not. In addition, other Series may allocate Principal Collections based upon different invested percentages. See 'Description of the Certificates-- Exchanges' in the
                                            Prospectus for a discussion of the potential terms of other Series.
                                            See Annex I for a description of the terms of all previously issued and outstanding Series of the Trust.

Final Payment of Principal; Termination of
  the Trust...............................  The Class A Certificates and Class B Certificates will be subject to optional repurchase by the Transferors on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to $105,820,105 (10% of the sum of the Class A Initial Invested
                                            Amount and the Class B Initial Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to one or both of the Transferors. The repurchase price will be equal to the sum of the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates and the Class B Invested
                                            Amount plus accrued and unpaid interest on the Class B Certificates through the day preceding the

                                            Distribution Date on which the repurchase occurs. In any event, the final payment of the principal of and interest on the Class A
                                            Certificates will be no later than the April 2004 Distribution Date
                                            (the 'FINAL SERIES 1998-1 TERMINATION DATE'). See 'Description of the
                                            Class A Certificates and the Agreement--Final Payment of Principal;
                                            Termination of Trust.' After such date, neither the Trust nor the
                                            Transferors will have any further obligation to pay the principal of or interest on the Class A Certificates.

Excess Yield Collections..................  Series 1998-1 has been designated as an Excess Allocation Series.
                                            Series 1998-1 is currently the only Series designated as an Excess
                                            Allocation Series. Subsequent Series may or may not be designated as
                                            Excess Allocation Series. See 'Description of the Certificates--
                                            Sharing of Excess Yield Collections Among Excess Allocation Series'
                                            in the Prospectus.

Tax Status................................  In the opinion of special tax counsel to the Transferors which is described in the Prospectus, the Class A Certificates will be characterized as debt for Federal income tax purposes. Under the
                                            Agreement, the Transferors, the Servicer, the Class A
                                            Certificateholders and the Class A Certificate Owners will agree to treat the Class A Certificates as debt for federal, state, and other tax purposes. See 'Federal Income Tax Consequences' in the prospectus for additional information concerning the application of federal income tax laws.

ERISA Considerations......................  Under the regulations issued by the Department of Labor, the Trust's assets would not be deemed 'plan assets' of any employee benefit plan holding interests in the Class A Certificates if certain conditions are met, including that interests in the Class A Certificates be held, upon completion of the public offering being made hereby, by at least 100 investors who are independent of the issuer and one another. The Underwriters expect, although no assurance can be given, that interests in the Class A Certificates will be held by at least
                                            100 separately named persons, and it is anticipated that the other conditions of the regulations will be met. If the Trust's assets were deemed to be 'plan assets' of such a plan, there is uncertainty as to whether existing exemptions from the 'prohibited transaction' rules of the Employee Retirement Income Security Act of 1974, as amended
                                            ('ERISA'), and Section 4975 of the Internal Revenue Code of 1986, as
                                            amended (the 'CODE'), would apply to all transactions involving the
                                            Trust's assets. Accordingly, employee benefit plans contemplating purchasing Class A Certificates should consult their counsel before making a purchase. See 'ERISA Considerations' in the Prospectus.

Rating....................................  It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency. The rating of the Class A
                                            Certificates is based primarily on the quality of the Receivables, the continued ability of TRS and the Transferors, as applicable, to generate and transfer Receivables and the terms of the subordination of the Class B Certificates. See 'Risk Factors--Rating of the Class A
                                            Certificates.'

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with an investment in the Class A Certificates.

     Limited Liquidity. There is currently no market for the Class A Certificates and there can be no assurance that a secondary market for the Class A Certificates will develop, or if it does develop, that it will provide Class A Certificateholders with liquidity of investment or will continue for the life of the Class A Certificates. The Underwriters intend, but are not obligated, to make a market in the Class A Certificates.

     Limited Subordination. The amount of credit enhancement of the Class A Certificates provided by the subordination of the Class B Certificates is limited. Payment of interest on the Class B Certificates on each Distribution Date is subordinated to the payment of interest on the Class A Certificates on such Distribution Date and the payment in full of the Class B Certificates is subordinated to the payment in full of the Class A Certificates. The Class B Invested Amount will be reduced on any Distribution Date to the extent Yield Collections allocable to pay the Investor Default Amount are insufficient therefor, which reduction will result in the reduction of the amount of Yield Collections allocable to the Certificateholders' Interest in future Due Periods. If the Class B Invested Amount is reduced to zero, the Class A Certificateholders will bear directly the credit and other risks associated with their undivided interest in the Trust and the Class A Invested Amount may be reduced.

     Rating of the Class A Certificates. It is a condition to the issuance of the Class A Certificates that they be rated in the highest rating category by at least one nationally recognized rating agency (the rating agency or rating agencies selected by the Transferors to rate the Class A Certificates is herein referred to as the ('RATING AGENCY'). The rating is based primarily on the quality of the Receivables, the continued ability of TRS and the Transferors, as applicable, to generate and transfer Receivables and the terms of the subordination of the Class B Certificates. There is no assurance that the rating will remain for any given period of time or that the rating will not be lowered or withdrawn entirely by the Rating Agency, if in its judgment circumstances in the future so warrant, including a change in the ability of TRS and the Transferors, as applicable, to generate and transfer Receivables or a reduction in the financial strength of American Express Company, TRS or Centurion Bank. The rating is not a recommendation to purchase, hold or sell Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The rating of the Class A Certificates does not address the possibility of the imposition of United States withholding tax on non-U.S. persons or back-up withholding for U.S. persons. The rating of the Class A Certificates addresses the likelihood of the ultimate payment of principal and interest on the Class A Certificates. However, the Rating Agency does not evaluate, and the rating of the Class A Certificates does not address, the likelihood that the outstanding principal amount of the Class A Certificates will be paid by the Expected Final Payment Date.

     Book-Entry Registration.  The Class A Certificates initially will be represented by Class A Certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Class A Certificate Owners or their nominees. Because of this, unless and until Definitive Certificates are issued, Class A Certificate Owners will not be recognized by the Trustee as Class A Certificateholders, as that term is used in the Agreement. Hence, until such time, Class A Certificate Owners will only be able to receive payments from, and exercise the rights of Class A Certificateholders indirectly through, DTC, Cedel or Euroclear and the respective participating organizations, and, unless a Class A Certificate Owner requests a copy of any such report from the Trustee, will receive reports and other information provided for under the Agreement only if, when and to the extent provided to Class A Certificate Owners by DTC, Cedel or Euroclear and their respective participating organizations. In addition, the ability of Class A Certificate Owners to pledge Class A Certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such Class A Certificates, may be limited due to the lack of physical certificates for such Class A Certificates. See 'Description of the Class A Certificates and the Agreement--Book-Entry Registration' and 'Definitive Certificates' in the Prospectus.

                     DOMESTIC CONSUMER CHARGE CARD BUSINESS

PORTFOLIO EXPERIENCE

     The following tables set forth the historical receivable turnover rate, payment rate, loss experience, periodic yield computation and delinquency experience for each of the periods shown for the entire Portfolio.

     Because the Designated Accounts are only a portion of the Portfolio, actual experience with respect to the Designated Accounts may have been different from that of the Portfolio. Because the Designated Accounts have been selected from the Portfolio in a manner not believed to be adverse to Certificateholders and represent a sizable portion of the Portfolio, TRS and the Transferors believe that the performance of the Portfolio reflected in the following tables is indicative of the historical performance of the Designated Accounts. Because the Designated Accounts are a fixed pool of Accounts, receivable turnover rate, payment rate, loss experience, periodic yield computation, delinquency experience and the rate of receivable growth with respect to the Designated Accounts may be different from that of the Portfolio in the future.

     Receivable Turnover Rate and Payment Rate Experience. The Accounts are designed for use as a method of payment for the purchase of merchandise and services, and, except in the limited circumstances related to Recovery Arrangements and described under 'Domestic Consumer Charge Card Business--Collection Efforts' in the Prospectus, account balances are due in full each month. Therefore, Accounts cannot be used by Cardmembers for the purpose of financing these purchases. In contrast to revolving credit plan products which do not require payment in full each month, the requirement that Account balances be paid in full each month creates a high monthly payment rate and, therefore, Account balances which turn over rapidly relative to charge volume. The following two tables illustrate this product characteristic based on the historical Portfolio experience.

                  RECEIVABLE TURNOVER RATES FOR THE PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                 THREE MONTHS ENDED
                                                     MARCH 31,                 YEARS ENDED DECEMBER 31,
                                                 ------------------    -----------------------------------------
                                                        1998              1997           1996           1995
                                                 ------------------    -----------    -----------    -----------
Charge Volume and Fees(1).....................      $ 15,765,340       $65,311,110    $62,207,966    $57,792,171
Average Receivables Outstanding(2)............      $  7,596,368       $ 7,808,748    $ 7,385,284    $ 7,287,351
Receivables Turnover Rate(3)(4)...............              8.30              8.36           8.42           7.93

------------------
(1) Charge Volume and Fees is the sum of (a) amounts charged by Cardmembers for merchandise and services for each period shown and (b) all membership and administrative fees billed to Accounts for each period shown. Charge Volume and Fees includes amounts billed under the Privileged Assets program, which amounts are not material.

(2) Average Receivables Outstanding is the arithmetic average of the month end Portfolio balances including the opening Portfolio balance for each period shown.

(3) Receivable Turnover Rate is calculated by dividing Charge Volume and Fees by Average Receivables Outstanding for each period shown.

(4) The rate for the three-month period ended March 31, 1998 is annualized.

                   MONTHLY PAYMENT RATES FOR THE PORTFOLIO(1)

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,          YEARS ENDED DECEMBER 31,
                                                               ------------------    ---------------------------
                                                                      1998           1997       1996       1995
                                                               ------------------    -----      -----      -----
Average Monthly Rate........................................          78.63%         77.94%     76.09%     76.83%
Highest Monthly Rate........................................          84.82%         81.07%     78.48%     81.20%
Lowest Monthly Rate.........................................          70.21%         67.86%     69.93%     68.10%

------------------
(1) Monthly Payment Rate is calculated by dividing total collections received (excluding recoveries on charged-off receivables) during each month by such month's opening billed balance.

     There can be no assurance that the receivable turnover rate and the monthly payment rate, and thus the rate at which Certificateholders can expect principal to be paid on and after the Principal Commencement Date, including on or following the Expected Final Payment Date or during any Early Amortization Period, will be similar to the historical Portfolio experience set forth above.

     Periodic Yield Computation. Receivables originated under the Accounts, consisting of amounts charged by Cardmembers for merchandise and services, annual membership fees and certain other administrative fees billed to Cardmembers on the Accounts, are not (except in the limited circumstances related to Recovery Arrangements and described under 'Domestic Consumer Charge Card Business--Collection Efforts' in the Prospectus) subject to a monthly finance charge. As a result, in order to provide yield to the Trust on such Receivables, pursuant to the Agreement a portion of the Collections on the Receivables in the Designated Accounts received in any Due Period equal to the product of Collections and the Yield Factor will be treated as Yield Collections and the remainder of such Collections will be treated as Principal Collections.


     The dollar amounts representing Computed Yield in the table below have been derived by applying a Yield Factor of 3.0% (which is, as of the date hereof, the Yield Factor under the Agreement) to historical monthly collections of receivables (excluding recoveries on charged-off receivables) in the Accounts for each period shown. Each of those dollar amounts is divided by Charge Volume and Fees for the appropriate period to produce a Computed Yield for the Portfolio. To the extent that Charge Volume and Fees did not equal collections for any given period, there is a difference between the Computed Yield as a Percentage of Charge Volume and Fees and the assumed Yield Factor of 3.0%

                       PERIODIC YIELD COMPUTATION FOR THE
                     PORTFOLIO ASSUMING A 3.0% YIELD FACTOR
                             (DOLLARS IN THOUSANDS)

                                                     THREE MONTHS ENDED
                                                         MARCH 31,                YEARS ENDED DECEMBER 31,
                                                     ------------------    --------------------------------------
                                                            1998              1997          1996          1995
                                                     ------------------    ----------    ----------    ----------
Computed Yield(1).................................        $529,244         $1,993,964    $1,875,807    $1,757,635
Computed Yield as a Percentage of
  Charge Volume and Fees(2).......................            3.36%              3.05%         3.02%         3.04%

------------------

(1) Computed Yield is the dollar amount equal to the product of the 3.0% assumed Yield Factor and collections (excluding recoveries on charged-off receivables) for each period shown.

(2) Computed Yield as a Percentage of Charge Volume and Fees may not equal the 3.0% assumed Yield Factor because Charge Volume and Fees may not equal collections (excluding recoveries on charged-off receivables) for the periods shown.

     There can be no assurance that the yield experience for Receivables in Designated Accounts will be similar to the periodic yield computation for the Portfolio set forth in the table. The actual yield experience will vary month to month due to variations in receivable turnover rates, payment rates and Cardmember charge activity. The actual yield experience will also be affected by any changes to the Yield Factor. Pursuant to the Agreement, without notice to or the consent of certificateholders, the Transferors have the ability to change the Yield Factor. The Transferors may not, however, reduce the Yield Factor below 3.0% or increase it above 5.0%. Further, the Transferors may not change the Yield Factor if a Pay Out Event has occurred and is continuing, or, as a result of such change, their reasonable expectation is that a Pay Out Event would occur. See 'Risk Factors--Ability to Change Yield Factor' in the Prospectus.

     Loss Experience. The following table sets forth the Portfolio's historical gross loss, recovery and net loss experience for the periods shown. Due to the

Portfolio's Receivable Turnover Rate and Monthly Payment Rate, gross losses, recoveries and net losses are expressed as a percentage of Charge Volume and Fees.

                       LOSS EXPERIENCE FOR THE PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                   THREE MONTHS ENDED
                                                       MARCH 31,               YEARS ENDED DECEMBER 31,
                                                   ------------------     ----------------------------------
                                                          1998              1997         1996         1995
                                                   ------------------     --------     --------     --------
Gross Losses....................................        $115,938          $495,049     $478,656     $429,761
Gross Losses as a Percentage of
  Charge Volume and Fees........................            0.74%             0.76%        0.77%        0.74%

Recoveries......................................        $ 23,717          $102,317     $ 98,970     $101,988
Recoveries as a Percentage of
  Charge Volume and Fees........................            0.15%             0.16%        0.16%        0.18%

Net Losses......................................        $ 92,221          $392,732     $379,686     $327,773
Net Losses as a Percentage of
  Volume and Fees...............................            0.58%             0.60%        0.61%        0.57%

     There can be no assurance that the loss experience for the Designated Accounts in the future will be similar to the historical Portfolio experience set forth above.

     Periodic Net Yield Computation. Computed Net Yield is the dollar amount equal to Computed Yield minus Net Losses. The table below sets forth the Computed Net Yield for the periods shown.


                       PERIODIC NET YIELD COMPUTATION FOR
                   THE PORTFOLIO ASSUMING A 3.0% YIELD FACTOR
                             (DOLLARS IN THOUSANDS)

                                                 THREE MONTHS ENDED
                                                     MARCH 31,                YEARS ENDED DECEMBER 31,
                                                 ------------------    ---------------------------------------
                                                        1998              1997          1996           1995
                                                 ------------------    ----------    ----------     ----------
Computed Net Yield............................        $437,023          1,601,233     1,496,121     $1,429,862
Computed Net Yield as a Percentage of
  Charge Volume and Fees......................            2.77%              2.45%         2.41%          2.47%

     The ability of the Trust to generate sufficient yield to pay interest to Certificateholders and to pay the Monthly Servicing Fee with respect to each Series depends upon the Monthly Payment Rate, the Yield Factor, Net Losses and the generation of new Receivables. Based on the Portfolio experience described in the foregoing tables, the following example illustrates how these variables would interact to produce yield to the Trust. For the year ended December 31, 1997, the Computed Net Yield as a Percentage of Charge Volume and Fees was 2.45% and the Receivable Turnover Rate (total Charge Volume and Fees divided by Average Receivables Outstanding) was 8.36. The product of these two variables results in a net yield as a percentage of Average Receivables Outstanding of 20.48% for the year ended December 31, 1997. There can be no assurance that the experience for the Designated Accounts in the future will be similar to the historical Portfolio experience set forth above.

     Delinquency Experience. The table below sets forth the Portfolio's delinquency experience for the periods shown.

                    DELINQUENCY EXPERIENCE FOR THE PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                      AVERAGE OF THREE MONTHS
                          ENDED MARCH 31,                   AVERAGE OF TWELVE MONTHS ENDED DECEMBER 31,
                    ---------------------------    ----------------------------------------------------------
                               1998                           1997                           1996
                    ---------------------------    ---------------------------    ---------------------------
 NUMBER OF DAYS     DELINQUENT                     DELINQUENT                     DELINQUENT
  DELINQUENT(1)       AMOUNT      PERCENTAGE(2)      AMOUNT      PERCENTAGE(2)      AMOUNT      PERCENTAGE(2)
-----------------   ----------    -------------    ----------    -------------    ----------    -------------
30 to 59 days....    $143,333          1.96%        $144,731          2.02%        $147,391          2.13%
60 to 89 days....    $ 59,100          0.81%        $ 65,403          0.91%          66,748          0.97%
90 to 119 days...    $ 42,152          0.58%        $ 48,919          0.68%          50,971          0.74%
120 or more
  days...........    $177,449          2.43%        $194,086          2.71%         189,372          2.74%
                    ----------          ---        ----------          ---        ----------          ---
  Total(3).......    $422,034          5.78%        $453,140          6.32%        $454,481          6.58%
                    ----------          ---        ----------          ---        ----------          ---
                    ----------          ---        ----------          ---        ----------          ---

                    AVERAGE OF TWELVE MONTHS ENDED DECEMBER 31,
                    -------------------------------------------
                                      1995
                         ----------------------------
 NUMBER OF DAYS          DELINQUENT
  DELINQUENT(1)            AMOUNT       PERCENTAGE(2)
-----------------       -------------   -------------
30 to 59 days....         $139,161            2.16%
60 to 89 days....           57,749            0.90%
90 to 119 days...           44,388            0.69%
120 or more
  days...........          171,706            2.67%
                         ----------            ---
  Total(3).......         $413,003            6.42%
                         ----------            ---
                         ----------            ---

------------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid 'Previous Balance' on any monthly billing statement and is determined by reference to the payment status of each Account as of the cycle billing date occurring during the applicable month.


(2) Percentage is calculated by dividing delinquent amounts by the arithmetic average of the month-end billed aggregate balances, inclusive of the opening billed aggregate balance, for the appropriate period. Delinquent amounts are the arithmetic average of the month-end billed delinquencies by category, inclusive of the opening billed delinquent amount for the appropriate period.

(3) Delinquent Amounts and Percentages may not total due to rounding.

                              DESIGNATED ACCOUNTS

GENERAL

     As of March 31, 1998, the Designated Accounts (excluding Accounts charged off and Accounts closed at the Cardmembers' request) consisted of 10,240,876 Accounts. The Receivables in the Designated Accounts as of March 31, 1998, totaled $5,715,737,001 and the average Designated Account Receivables balance was $558. As of March 31, 1998, approximately 88% of the Designated Accounts by Receivable balance had been in existence for at least five years. By Receivable balance, 14.30%, 12.71%, 9.32%, 8.21% and 7.20% of the Designated Accounts have Cardmember billing addresses in New York, California, Texas, Florida and New Jersey, respectively. The remainder of the Designated Accounts have billing addresses in the remaining states of the United States (including certain of its territories and possessions), none of which represents more than 3.96% by Receivable balance of the Designated Accounts. The following tables summarize the Designated Accounts by various criteria as of March 31, 1998. Data presented below for the Designated Accounts does not include (i) Accounts charged-off and
(ii) Accounts closed at the Cardmembers' request.

             COMPOSITION OF DESIGNATED ACCOUNTS BY ACCOUNT BALANCE

                                                                PERCENTAGE OF                         PERCENTAGE OF
                                                 NUMBER OF     TOTAL NUMBER OF     RECEIVABLES      TOTAL RECEIVABLES
ACCOUNT BALANCE RANGE                             ACCOUNTS        ACCOUNTS        OUTSTANDING(1)       OUTSTANDING
----------------------------------------------   ----------    ---------------    --------------    -----------------
Credit Balance................................      162,452           1.59%       $  (44,337,752)          -0.78%
No Balance....................................    4,570,346          44.63%                    0            0.00%
$1 - $500.....................................    3,172,888          30.98%          566,274,455            9.91%
$501 - $1,000.................................      913,998           8.92%          655,222,549           11.46%
$1,001 - $2,000...............................      710,571           6.94%        1,003,386,939           17.55%
$2,001 - $3,000...............................      285,112           2.78%          695,366,465           12.17%
$3,001 - $5,000...............................      228,632           2.23%          872,609,225           15.27%
Greater than $5,000...........................      196,877           1.92%        1,967,215,120           34.42%
                                                 ----------        -------        --------------         -------
       Total(2)...............................   10,240,876         100.00%       $5,715,737,001          100.00%
                                                 ----------        -------        --------------         -------
                                                 ----------        -------        --------------         -------

------------------
(1) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.

(2) Percentages and Receivables Outstanding may not total due to rounding.


              COMPOSITION OF DESIGNATED ACCOUNTS BY PAYMENT STATUS

                                                                PERCENTAGE OF                         PERCENTAGE OF
                                                 NUMBER OF     TOTAL NUMBER OF     RECEIVABLES      TOTAL RECEIVABLES
PAYMENT STATUS(1)                                ACCOUNTS(2)      ACCOUNTS        OUTSTANDING(3)       OUTSTANDING
----------------------------------------------   ----------    ---------------    --------------    -----------------
Current and less than 30 days
  delinquent..................................    9,977,516          97.43%       $5,426,605,157           94.94%
30 to 59 days delinquent......................      142,485           1.39%          113,966,777            1.99%
60 to 89 days delinquent......................       41,546           0.41%           44,343,659            0.78%
90 to 119 days delinquent.....................       19,933           0.19%           25,024,912            0.44%
120 or more days delinquent...................       59,396           0.58%          105,796,496            1.85%
                                                 ----------        -------        --------------         -------
       Total(4)...............................   10,240,876         100.00%       $5,715,737,001          100.00%
                                                 ----------        -------        --------------         -------
                                                 ----------        -------        --------------         -------

------------------
(1) Delinquency is measured as the number of days after a charge is first included within an unpaid 'Previous Balance' on any monthly billing statement and is determined by reference to the payment status of each Designated Account as of the cycle billing date occurring during March 1998.

                                              (Footnotes continued on next page)

(Footnotes continued from previous page)
(2) The payment status of each Designated Account is based on the oldest balance in such Account.

(3) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.

(4) Percentages and Receivables Outstanding may not total due to rounding.


                   COMPOSITION OF DESIGNATED ACCOUNTS BY AGE

                                                                PERCENTAGE OF                         PERCENTAGE OF
                                                 NUMBER OF     TOTAL NUMBER OF     RECEIVABLES      TOTAL RECEIVABLES
AGE(1)                                            ACCOUNTS        ACCOUNTS        OUTSTANDING(2)       OUTSTANDING
----------------------------------------------   ----------    ---------------    --------------    -----------------
Less than 12 months...........................        2,632           0.03%       $    2,287,328            0.04%
12-23 months..................................        1,337           0.01%            1,331,645            0.02%
24-35 months..................................      281,306           2.75%          159,140,249            2.78%
36-47 months..................................      414,598           4.05%          228,979,732            4.01%
48-59 months..................................      602,171           5.88%          287,876,925            5.04%
Greater than 59 months........................    8,938,832          87.29%        5,036,121,122           88.11%
                                                 ----------        -------        --------------         -------
       Total(3)...............................   10,240,876         100.00%       $5,715,737,001          100.00%
                                                 ----------        -------        --------------         -------
                                                 ----------        -------        --------------         -------

------------------
(1) Determined by reference to date of initial Cardmembership.

(2) Receivables Outstanding include amounts billed under the Privileged Assets program, which amounts are not material.

(3) Percentages and Receivables Outstanding may not total due to rounding.

                                USE OF PROCEEDS

     The net proceeds from the sale of the Certificates will be paid to the Transferors. The Transferors will pay such proceeds to an affiliate in exchange for a reduction of such affiliate's interest in the Exchangeable Transferor Certificate.

                 MATURITY AND PRINCIPAL PAYMENT CONSIDERATIONS

     The Agreement provides that the Class A Invested Amount is payable on the Expected Final Payment Date (but may be distributable earlier upon the occurrence of a Pay Out Event) to the extent funds are available therefor in the Principal Funding Account. Although it is anticipated that accumulated principal will be sufficient to pay the Class A Invested Amount on the Expected Final Payment Date, no assurance can be given in that regard. If such amounts are insufficient to pay the Class A Invested Amount on the Expected Final Payment Date, thereafter the Class A Certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest on each Special Payment Date until the earlier of the date on which the Class A Invested Amount has been paid in full or the Final Series 1998-1 Termination Date. Even if the funds on deposit in the Principal Funding Account are insufficient to pay the Class A Invested Amount in full, all such funds will be distributed to the Class A Certificateholders on the Expected Final Payment Date.

     Deposits of Class A Monthly Principal will be made to the Principal Funding Account on each Distribution Date occurring during the Controlled Accumulation Period, in an amount equal to the lesser of (a) the Controlled Deposit Amount and (b) the sum of (i) the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date, (ii) the amount of any Series Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date and
(iii) amounts available to pay the Investor Default Amount and reimburse Class A Investor Charge-Offs and Class-B Investor Charge-Offs with respect to such Distribution Date. Additionally, Excess Principal Collections allocable to the Certificates may also be used to pay the Controlled Deposit Amount. Assuming that: (a) the annualized Receivable Turnover Rate for the Designated Accounts is not less than 2.75, (b) the Yield Factor equals 3.0%, (c) Receivables remain constant at the amount outstanding as of March 31, 1998, and (d) a Pay Out Event does not occur during the Controlled Accumulation Period, the Transferors expect that on the Expected Final Payment Date there will be sufficient funds on deposit in the Principal Funding Account to pay the Class A Invested Amount in full. The annualized receivable turnover rate described above is less than the lowest receivable turnover rate shown in the 'Receivable Turnover Rates for the Portfolio' table shown under 'Domestic Consumer Charge Card Business--Portfolio Experience.' However, there can be no assurance that any other Series issued prior to or concurrently with this Series with a revolving period which ends after the Revolving Period for the Class A Certificates will not enter into an Amortization Period or Accumulation Period prior to the Expected Final Payment Date. Further, the actual rate of accumulation and payment of principal will depend, among other factors, on the rate of repayment, the timing of the receipt of such repayments, the Yield Factor, the Receivable Turnover Rate and the rate of default by Cardmembers.

     In the event of the occurrence of a Pay Out Event, the Early Amortization Period will begin on the day on which such Pay Out Event occurs or is deemed to have occurred. During the Early Amortization Period, distributions of principal to Class A Certificateholders will not be limited by the Controlled Deposit Amount. In the event of a sale, disposition or other liquidation of the Receivables following an insolvency event as described under 'Description of the

Class A Certificates and the Agreement--Pay Out Events' or in connection with the Final Series 1998-1 Termination Date, Class A Monthly Principal will be payable to Certificateholders on the following Distribution Date. Although the Transferors believe that the likelihood of a Pay Out Event occurring is remote, there can be no assurance that a Pay Out Event will not occur. See 'Description of the Class A Certificates and the Agreement--Pay Out Events.'

     The amount of collections of Receivables may vary from month to month due to seasonal variations, general economic conditions and payment habits of individual Cardmembers. There can be no assurance that Principal Collections with respect to the Trust Portfolio, and thus the rate at which the Certificateholders could expect to receive or accumulate payments of principal on their Certificates during an Early Amortization Period or the Controlled Accumulation Period, or on the Expected Final Payment Date, as applicable, will be similar to any historical experience set forth herein. If a Pay Out Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced.

     In addition, since the Trust, as a master trust, currently has seven other series of certificates outstanding, and may issue additional Series from time to time, there can be no assurance that the issuance of additional Series or the Principal Terms of any other Series might not have an impact on the timing and amount of payments received by Class A Certificateholders. Further, if a Pay Out Event occurs, the average life and maturity of the Class A Certificates could be significantly reduced.

     Because there may be a slow-down in the payment rate with respect to the Designated Accounts or a Pay Out Event may occur (which would initiate an Early Amortization Period), there can be no assurance that the final payment of the Class A Invested Amount will occur on the Expected Final Payment Date. There can be no assurance that future Cardmember monthly payment rate experience will be similar to historical experience. See 'Risk Factors' in the Prospectus.

                           DESCRIPTION OF THE CLASS A
                         CERTIFICATES AND THE AGREEMENT

     The Certificates will be issued pursuant to the Agreement and the Series 1998-1 Supplement to the Agreement (the 'SERIES 1998-1 SUPPLEMENT') among the Transferors, as the transferors of the Receivables, TRS, as Servicer of the Designated Accounts and the Receivables and The Bank of New York, as Trustee for the Certificateholders, substantially in the form filed as exhibits to the Registration Statement of which the Prospectus is a part. Pursuant to the Agreement, the Transferors may execute further Supplements thereto among the Transferors and the Trustee in order to issue additional Series. See 'Description of the Certificates-- Exchanges' in the Prospectus. The Trustee will provide a copy of the Agreement (without exhibits or schedules), including any Supplements, to Class A Certificateholders without charge upon written request. The following summary describes certain terms of the Agreement and the Series 1998-1 Supplement and is qualified in its entirety by reference to the Agreement and the Series 1998-1 Supplement.


GENERAL

     The Class A Certificates will represent undivided interests in the Trust, including the right to receive the Invested Percentage of all Collections received with respect to the Receivables in the Trust up to (but not in excess of) amounts required to make payments of interest at the Class A Certificate Rate and the Class A Invested Amount on the Expected Final Payment Date, or earlier or later in certain circumstances. The property of the Trust consists of the Receivables generated under the Designated Accounts and under any Additional Accounts subsequently designated to the Trust, all funds to be collected from Cardmembers in respect of Receivables (including Recoveries), all of RFC's right, title and interest under the RFC Receivable Purchase Agreement, all moneys on deposit in the Collection Account, the Special Funding Account, the Principal Funding Account, the Reserve Account and any other accounts established for the benefit of any other Series (which other accounts will not be available to Certificateholders), and payments made in respect of Enhancements issued with respect to any other Series (the drawing on or payment of such Enhancement not being available to Certificateholders). The Trust does not include the Receivables from any Removed Accounts. On the date of issuance of the Certificates (the 'CLOSING DATE'), the Trustee will authenticate the Class A Certificates and the Class B Certificates and deliver such Class A Certificates to the Transferors which will in turn deliver them to the Underwriters against payment of the net proceeds of the sale of the Class A Certificates. The Trustee will also deliver the Class B Certificates and the reissued Exchangeable Transferor Certificate to the Transferors. The Transferors will initially retain the Class B Certificates but may transfer them under certain circumstances specified in the Series 1998-1 Supplement. As of the Closing Date, the Class A Invested Amount was $1,000,000,000 and the Class B Invested Amount was $58,201,059.

     Interest will accrue on the unpaid principal amount of the Class A Certificates at a per annum rate equal to the Class A Certificate Rate and, except as otherwise provided herein, be distributed to the Class A Certificateholders monthly on each Distribution Date, commencing June 15, 1998. Interest for any Distribution Date will include interest at the Class A Certificate Rate from and including the preceding Distribution Date or, in the case of the first Distribution Date, from and including the Closing Date, to but excluding such Distribution Date. Interest will be calculated on the basis of a 360-day year of twelve 30 day months.

     No principal payments will be made to the Class A Certificateholders until the Expected Final Payment Date or, upon the occurrence of a Pay Out Event as described herein, until the first Special Payment Date. See '--Pay Out Events.' No principal payments will be made to the Class B Certificateholders until the final principal payment has been made to the Class A Certificateholders. With respect to the Revolving Period, Principal Collections allocable to the Certificateholders' Interest will either be (i) allocated to one or more Series which are in any Amortization Period or Accumulation Period to cover principal payments due to the investor certificateholders of any such Series or (ii) if no such Series is then amortizing or accumulating principal, paid to the Transferors to maintain the Certificateholders' Interest or held as Undistributed Principal Collections.

     Unless and until a Pay Out Event shall have occurred, on each Distribution Date with respect the Controlled Accumulation Period on or prior to the Expected Final Payment Date, all Principal Collections allocable to the Certificateholders' Interest, certain other amounts comprising Class A Monthly Principal and Excess Principal Collections allocated to the Certificates will no longer be paid for the benefit of other Series or to the Transferors as described above but instead an amount thereof up to the Controlled Deposit Amount will be deposited in the Principal Funding Account. Any such Principal Collections in excess of the Controlled Deposit Amount will be included as Excess Principal Collections. The Controlled Accumulation Amount shall equal $500,000,000. The funds deposited in the Principal Funding Account will be used to pay the Class A Invested Amount on the Expected Final Payment Date. Amounts on deposit in the Principal Funding Account will be invested at the direction of the Servicer in Eligible Investments. See '--Principal Funding Account.' Although the Principal Funding Account will be held in a trust account in an Eligible Institution and invested in Eligible Investments, the Class A Certificateholders will bear the risk of loss of any amounts of principal on deposit therein. Prior to the Expected Final Payment Date, the amount on deposit in the Principal Funding Account subject to such risk could reach a maximum $500,000,000. Even if the funds on deposit in the Principal Funding Account at such time are insufficient to pay the Class A Invested Amount in full, all such funds will be distributed to the Class A Certificateholders on the Expected Final Payment Date. On each Distribution Date thereafter the Class A Certificateholders will receive distributions of Class A Monthly Principal and Class A Monthly Interest until the Class A Invested Amount has been paid in full or until the Final Series 1998-1 Termination Date.

     Interest payments on the Class A Certificates will be made on each Distribution Date and interest and principal payments on the Class A Certificates will be made on the Expected Final Payment Date (or, if a Pay Out Event occurs, on each Special Payment Date) to the Class A Certificateholders in whose names the Class A Certificates were registered (expected to be Cede, as nominee of DTC) at the close of business on the Record Date. The final payment on the Class A Certificates will be made only upon presentation and surrender of the Class A Certificates. Distributions will be made to DTC in immediately available funds.

     The Class A Certificates will initially be represented by one or more Class A Certificates registered in the name of the nominee of DTC except as set forth below. The interests of holders of beneficial interests in the Class A Certificates ('CLASS A CERTIFICATE OWNERS') will be available for purchase in denominations of $1,000 (representing 1/1,000,000 of the undivided interest of the Class A Certificateholders in the Trust) and integral multiples thereof in book-entry form only. The Transferors have been informed by DTC that DTC's nominee will be Cede. Accordingly, Cede is expected to be the holder of record of the Class A Certificates. Unless and until Definitive Certificates are issued under the limited circumstances described herein, no Class A Certificate Owner will be entitled to receive a certificate representing such person's interest in the Class A Certificates. All references herein to actions by Class A Certificateholders shall refer to actions taken by DTC upon instructions from its participating organizations (the 'PARTICIPANTS') and all references herein to distributions, notices, reports and statements to Class A Certificateholders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered holder of the Class A Certificates, as the case may be, for distribution to Class A Certificate Owners in accordance with DTC procedures. See 'Description of the Certificates--Book-Entry Registration' and '--Definitive Certificates' in the Prospectus.

PRINCIPAL FUNDING ACCOUNT

     The Trustee will establish and maintain, or cause to be established and maintained, for the benefit of the Certificateholders, in the name of the Trustee, on behalf of the Trust, the Principal Funding Account (unless the commencement of the Controlled Accumulation Period is postponed, in which case all Principal Collections received with respect to the prior Due Period and allocable to the Certificateholders' Interest plus Excess Principal Collections, if any, from other Series allocable to the Certificates plus certain amounts comprising Class A Monthly Principal will be distributed to the Class A Certificateholders on the Expected Final Payment Date). If the commencement of the Controlled Accumulation Period is not postponed, during the Controlled Accumulation Period, Class A Monthly Principal plus Excess Principal Collections, if any, from other Series allocable to the Certificates will be deposited in the Principal Funding Account on each Distribution Date as provided below under '--Distributions from the Collection Account' and '--Distributions to Class A Certificateholders'; provided, that if a Pay Out Event occurs during the Controlled Accumulation Period, the amounts on deposit in the Principal Funding Account shall be paid to the Class A Certificateholders on the first Special Payment Date. All amounts deposited into the Principal Funding Account prior to the Expected Final Payment Date will be invested by the Trustee at the direction of the Servicer in Eligible Investments. On each Distribution Date, all investment income earned (net of losses and expenses) on amounts in the Principal Funding Account since the preceding Distribution Date will be withdrawn from the Principal Funding Account and deposited into the Collection Account.

     On each Distribution Date with respect to the Controlled Accumulation Period the interest and other investment income (net of investment expenses and losses) earned on such investments (the 'PRINCIPAL FUNDING INVESTMENT PROCEEDS') will be withdrawn from the Principal Funding Account and will be treated as Yield Collections. If such investments with respect to any such Distribution Date yield less than the Class A Certificate Rate, the Principal Funding Investment Proceeds with respect to such Distribution Date will be less than the Covered Amount for such Distribution Date. It is intended that any such shortfall will be funded from Yield Collections (including a withdrawal from the Reserve Account, if necessary, as described under '--Reserve Account'). The Available Reserve Account Amount at any time will be limited and there can be no assurance that sufficient funds will be available to fund any such shortfall. The 'COVERED AMOUNT' shall mean for any Distribution Date with respect to the Controlled Accumulation Period or the first Special Payment Date, if such Special Payment Date occurs prior to the payment in full of the Class A Invested Amount, an amount equal to one-twelfth of the product of (i) the Class A

Certificate Rate and (ii) all amounts on deposit in the Principal Funding Account, if any, as of the preceding Distribution Date.

RESERVE ACCOUNT

     A trust account in the name of the Trustee for the benefit of the Class A Certificateholders (the 'RESERVE ACCOUNT') will be established. The Reserve Account will be established to assure the subsequent distribution of interest on the Class A Certificates as provided in this Prospectus Supplement during the Controlled Accumulation Period. On each Distribution Date from and after the Reserve Account Funding Date (as defined below), but prior to the termination of the Reserve Account, the Trustee, acting pursuant to the Servicer's instructions, will apply Excess Spread to increase the amount on deposit in the Reserve Account (to the extent such amount is less than the Required Reserve Account Amount). In addition, on each Distribution Date, the Transferors will have the option, but will not be required, to make a deposit in the Reserve Account to the extent that the amount on deposit in the Reserve Account, after giving effect to any Excess Spread available to be deposited in the Reserve Account on such Distribution Date, is less than the Required Reserve Account Amount. The 'RESERVE ACCOUNT FUNDING DATE' will be the Distribution Date with respect to the Due Period that commences three months prior to the Distribution Date with respect to the first Due Period in the Controlled Accumulation Period, or such earlier date as the Transferors may determine. The 'REQUIRED RESERVE ACCOUNT AMOUNT' for any Distribution Date on or after the Reserve Account Funding Date will be equal to 0.5% of the Class A Invested Amount as of the preceding Distribution Date, or any other amount designated by the Transferors provided that the Transferors have received written notice from each Rating Agency that such designation will not cause a downgrade or withdrawal of such Rating Agency's then current rating of any outstanding series. On each Distribution Date, after giving effect to any deposit to be made to, and any withdrawal to be made from, the Reserve Account on such Distribution Date, the Trustee will withdraw from the Reserve Account an amount equal to the excess, if any, of the amount on deposit in the Reserve Account over the Required Reserve Account Amount and shall distribute such excess to the Transferors.

     Provided that the Reserve Account has not terminated as described below, all amounts on deposit in the Reserve Account on any Distribution Date (after giving effect to any deposits to, or withdrawals from, the Reserve Account to be made on such Distribution Date) will be invested until the following Distribution Date by the Trustee at the direction of the Servicer in Eligible Investments. The interest and other investment income (net of investment expenses and losses) earned on such investments (the 'INTEREST FUNDING INVESTMENT PROCEEDS') will be retained in the Reserve Account (to the extent the amount on deposit therein is less than the Required Reserve Account Amount) or deposited in the Collection Account and treated as Yield Collections.

     On or before each Distribution Date with respect to the Controlled Accumulation Period (on or prior to the Expected Final Payment Date) and on the first Special Payment Date (if such Special Payment Date occurs on or prior to the Expected Final Payment Date), a withdrawal will be made from the Reserve Account, and the amount of such withdrawal will be deposited in the Collection Account and treated as Yield Collections in an amount equal to the lesser of (a) the Available Reserve Account Amount with respect to such Distribution Date or Special Payment Date and (b) the excess, if any, of the Covered Amount with respect to such Distribution Date or Special Payment Date over the Principal Funding Investment Proceeds with respect to such Distribution Date or Special Payment Date; provided that the amount of such withdrawal will be reduced to the extent that funds otherwise would be available to be deposited in the Reserve Account on such Distribution Date or Special Payment Date. On each Distribution Date, the amount available to be withdrawn from the Reserve Account (the 'AVAILABLE RESERVE ACCOUNT AMOUNT') will be equal to the lesser of the amount on deposit in the Reserve Account (before giving effect to any deposit to be made to the Reserve Account on such Distribution
Date) and the Required Reserve Account Amount for such Distribution Date.

     The Reserve Account will be terminated following the earlier to occur of
(a) the termination of the Trust pursuant to the Agreement, (b) the date on which the Class A Certificates are paid in full and (c) if the Accumulation Period has not commenced, the occurrence of a Pay Out Event or, if the Controlled Accumulation Period has commenced, the earlier of the first Special Payment Date and the Expected Final Payment Date. Upon the termination of the Reserve Account, all amounts on deposit therein (after giving effect to any withdrawal from the Reserve Account on such date as described above) will be distributed to the Transferors. Any amounts withdrawn from the Reserve Account and distributed to the Transferors as described above will not be available for distribution to the Class A Certificateholders.

ALLOCATION PERCENTAGES

     Pursuant to the Agreement, during each Due Period the Servicer will allocate among the Certificateholders' Interest, any other Series of certificates issued by the Trust and the Transferor Interest all Yield Collections, all Principal Collections and the amount of all Defaulted Receivables. Yield Collections and the amount of Defaulted Receivables will be allocated at all times and Principal Collections will be allocated during the Revolving Period to the Class A Certificateholders and the Class B Certificateholders based on the percentage equivalent of the ratio of the Invested Amount on the last day of the immediately preceding Due Period to the Trust Principal Component on the last day of the immediately preceding Due Period (the 'FLOATING ALLOCATION PERCENTAGE'). During the initial Due Period, the Floating Allocation Percentage will equal the percentage equivalent of the ratio which the amount of the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount bears to the Trust Principal Component on the last day of the Due Period immediately preceding the Closing Date. To maintain the Certificateholders' Interest during the Revolving Period, subject to certain limitations, the Floating Allocation Percentage of all Principal Collections will be reinvested in the Trust or treated as Excess Principal Collections and applied as described below in '--Principal Collections for all Series,' and the Transferor Percentage of such Principal Collections will be paid to the Transferors. During the Controlled Accumulation Period, any period after the Expected Final Payment Date and during any Early Amortization Period, all Principal Collections will be allocated to the Class A Certificateholders based on the percentage equivalent of the ratio that the Invested Amount as of the last day of the Revolving Period bears to the greater of (a) the Trust Principal

Component on the last day of the prior Due Period and (b) the sum of the numerators used to calculate the Invested Percentage with respect to Principal Collections for all Series of certificates outstanding for the current Distribution Date (the 'FIXED ALLOCATION PERCENTAGE'). The remainder of the Principal Collections will be allocated to the holders of other Series, if any, and to the Transferor Interest.

     As used herein, (a) 'CLASS A INVESTED AMOUNT' for any date means an amount equal to (i) the initial principal balance of the Class A Certificates, minus
(ii) the amount of principal payments made to Class A Certificateholders prior to such date, minus (iii) the aggregate amount of Class A Investor Charge-Offs for the current and all prior Distribution Dates, and plus (iv) the aggregate amount of Yield Collections and certain other amounts applied on all prior Distribution Dates and to be applied on the current Distribution Date for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (iii);
(b) 'CLASS A ADJUSTED INVESTED AMOUNT' for any date means an amount equal to the Class A Invested Amount minus the aggregate principal amount on deposit in the Principal Funding Account; (c) 'CLASS B INVESTED AMOUNT' for any date means a amount equal to (i) the initial principal balance of the Class B Certificates, minus (ii) the amount of principal payments made to Class B Certificateholders prior to such date, minus (iii) the aggregate amount of Class Investor Charge-Offs for the current and all prior Distribution Dates, and plus (iv) the aggregate amount of Yield Collections applied on all prior Distribution Dates and to be applied on the current Distribution Date for the purpose of reimbursing amounts deducted pursuant to the foregoing clause (iii); (d) 'INVESTED AMOUNT' for any date means the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount; and (e) 'TRANSFEROR PERCENTAGE' means (i) when used with respect to Yield Collections and the amount of Defaulted Receivables, 100% minus the sum of the applicable Floating Allocation Percentages with respect to all Series of certificates then issued and outstanding and (ii) when used with respect to Principal Collections during the Controlled Accumulation Period and any Early Amortization Period, 100% minus the sum of the Fixed Allocation Percentages with respect to all Series of certificates then issued and outstanding.

     As a result of the Floating Allocation Percentage, Yield Collections and the portion of Defaulted Receivables allocated to the Certificateholders' Interest will change each Due Period based on the relationship of the sum of the Class A Adjusted Invested Amount and Class B Invested Amount to the Trust Principal Component on the last day of the immediately preceding Due Period. As a result of the Fixed Allocation Percentage, the percentage of Principal Collections allocable to the Certificateholders' Interest during the Controlled Accumulation Period or any Early Amortization Period will exceed the percentage of Principal Collections which would have been allocable using the Floating Allocation Percentage.

PRINCIPAL COLLECTIONS FOR ALL SERIES

     Principal Collections for any Due Period allocated to the

Certificateholders' Interest will first be used to cover, with respect to the Controlled Accumulation Period, required deposits to the Principal Funding Account or, with respect to any Early Amortization Period, payments to the Certificateholders. The Servicer will determine the amount of Principal Collections for any Due Period allocated to the Certificateholders' Interest remaining after covering required deposits to the Principal Funding Account and payments to the Certificateholders and any similar amount remaining for any other Series ('EXCESS PRINCIPAL COLLECTIONS'). During the Revolving Period, all Principal Collections allocable to the Certificateholders' Interest (including Yield Collections that are deemed to be Principal Collections and treated as Excess Principal Collections) will be treated as Excess Principal Collections. The Servicer will allocate the Excess Principal Collections to cover any scheduled or permitted principal distributions to Certificateholders and deposits to Principal Funding Accounts for any Series which have not been covered out of the Principal Collections allocable to such other Series and certain other amounts for such Series ('PRINCIPAL SHORTFALLS'). Excess Principal Collections will not be used to cover investor charge-offs for any Series. If Principal Shortfalls exceed Excess Principal Collections for any Due Period, Excess Principal Collections will be allocated pro rata among the applicable Series based on the relative amounts of Principal Shortfalls. To the extent that Excess Principal Collections exceed Principal Shortfalls, the balance will, subject to certain limitations, be paid to the Transferors.

POSTPONEMENT OF THE CONTROLLED ACCUMULATION PERIOD

     Upon written notice to the Trustee, the Transferors and the Rating Agency, the Servicer may elect to postpone the commencement of the Controlled Accumulation Period, and extend the length of the Revolving Period, subject to certain conditions including those set forth below. On the Determination Date immediately preceding the December 2002 Distribution Date and thereafter on each Determination Date until the date the Controlled Accumulation Period begins, the Servicer will determine the 'CONTROLLED ACCUMULATION PERIOD LENGTH' based on the lowest monthly payment rate on the Receivables for the prior 12 months and the amount of principal distributable to the certificateholders of all outstanding Series which are not in their revolving period. If the Controlled Accumulation Period Length is less than the length of the Controlled Accumulation Period initially provided under the Agreement, the Servicer may, at its option, postpone the commencement of the Controlled Accumulation Period such that the number of months included in the Controlled Accumulation Period will be equal to or exceed the Controlled Accumulation Period Length. The effect of the foregoing calculation is to permit the reduction of the length of the Controlled Accumulation Period based on the invested amounts of certain other Series which are scheduled to be in their revolving periods during the Controlled Accumulation Period and on increases in the payment rate on the Receivables, which, if continued, would result in a shorter Controlled Accumulation Period. The length of the Controlled Accumulation Period will not be less than one month and will not be shorter than the period determined as of the first date of determination unless the Trust has issued another Series of Investor Certificates subsequent to that date and such Series is in its revolving period. If the commencement of the Controlled Accumulation Period is delayed in accordance with the foregoing, and if a Pay Out Event occurs after the date originally scheduled as the commencement of the Controlled Accumulation

Period, then it is probable that holders of Investor Certificates would receive some of their principal later than if the Controlled Accumulation Period had not been delayed.

DISTRIBUTIONS FROM THE COLLECTION ACCOUNT

     The Servicer shall apply or shall cause the Trustee to apply the funds on deposit in the Collection Account with respect to each Distribution Date to make the following distributions and allocations for such Distribution Date:

          (a) An amount equal to the Floating Allocation Percentage of Yield Collections deposited in the Collection Account for the Due Period immediately preceding such Distribution Date plus, with respect to a Distribution Date occurring during the Controlled Accumulation Period, Investment Earnings will be allocated in the following priority:

             (i) an amount equal to Class A Monthly Interest for such Distribution Date, plus the amount of any Class A Monthly Interest previously due but not paid to Class A Certificateholders on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class A Certificate Rate plus 2% with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to the Class A Certificateholders;

             (ii) an amount equal to Class B Monthly Interest for such Distribution Date plus the amount of any Class B Monthly Interest previously due but not paid to the Class B Certificateholders on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class B Certificate Rate plus 2% with respect to interest amounts that were due but not paid on a prior Distribution Date, will be paid to Class B Certificateholders;

             (iii) an amount equal to the Monthly Servicing Fee for such Distribution Date plus any Monthly Servicing Fee that was due but not paid on a prior Distribution Date will be distributed to the Servicer (unless such amount has been previously netted against deposits to the Collection Account);

             (iv) an amount equal to unreimbursed Class A Investor Charge-Offs, if any, will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period;

             (v) an amount equal to the aggregate Investor Default Amount for such Distribution Date will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period;

             (vi) an amount equal to the amount of interest which has accrued with respect to the outstanding aggregate principal amount of the Class

        B Certificates at the Class B Certificate Rate but has not been paid to the Class B Certificateholders either on such Distribution Date or on a prior Distribution Date, plus any additional interest at a rate per annum equal to the Class B Certificate Rate plus 2% with respect to such interest amounts that were due but not paid to Class B Certificateholders on any previous Distribution Date, will be paid to the Class B Certificateholders;

             (vii) an amount equal to unreimbursed Class B Investor Charge-Offs, if any, will be deemed to be Principal Collections and treated as Excess Principal Collections during the Revolving Period and will be treated as part of Class A Monthly Principal during the Controlled Accumulation Period or any Early Amortization Period; and

             (viii) on each Distribution Date from and after the Reserve Account Funding Date, but prior to the date on which the Reserve Account terminates as described under 'Description of the Class A Certificates and the Agreement--Reserve Account' herein, an amount up to the excess, if any, of the Required Reserve Account Amount over the Available Reserve Account Amount shall be deposited to the Reserve Account; and

             (ix) any Yield Collections allocated to the Certificateholders' Interest remaining after giving effect to the above-described distributions and allocations (with respect to each Distribution Date, 'EXCESS SPREAD'), will be made available for allocation to other Excess Allocation Series or paid to the Transferors as described in 'Description of the Certificates--Sharing of Excess Yield Collections Among Excess Allocation Series' in the Prospectus.

          (b) For each Distribution Date with respect to the Controlled Accumulation Period or any Early Amortization Period and thereafter, the remaining funds on deposit in the Collection Account with respect to such Distribution Date including, in the case of clause (i) below, Excess Principal Collections, if any, from other Series allocable to the Certificates will be allocated in the following priority:

             (i) an amount up to Class A Monthly Principal for such Distribution Date, plus Excess Principal Collections, if any, from other Series allocable to the Certificates will be deposited in the Principal Funding Account;

             (ii) an amount up to the Class B Invested Amount for any Distribution Date on and after the Class A Certificates have been paid in full, plus Excess Principal Collections, if any, from other Series allocable to the Certificates, will be distributed to the holders of the Class B Certificates; and

             (iii) an amount equal to the balance of any such remaining funds on deposit in the Collection Account will be treated as Excess Principal

        Collections and distributed to other Series or to the Transferors as provided in the Agreement.

     'CLASS A MONTHLY INTEREST' with respect to any Distribution Date will equal one-twelfth of the product of (i) the Class A Certificate Rate and (ii) the outstanding principal balance of the Class A Certificates as of the preceding Distribution Date or, with respect to the first Distribution Date, /360ths of the product of (i) the Class A Certificate Rate and (ii) the Class A Initial Invested Amount.

     'CLASS B MONTHLY INTEREST' with respect to any Distribution Date will equal one-twelfth of the product of (i) the Class B Certificate Rate and (ii) the Class B Invested Amount as of the preceding Distribution Date (after giving effect to any increase or decrease in the Class B Invested Amount on such preceding Distribution Date) or, with respect to the first Distribution Date, /360ths of the product of (i) the Class B Certificate Rate and (ii) the Class B Initial Invested Amount.

     'CLASS A MONTHLY PRINCIPAL' with respect to any Distribution Date relating to the Controlled Accumulation Period or an Early Amortization Period or any Special Payment Date will equal the sum of (i) an amount equal to the Fixed Allocation Percentage of all Principal Collections received during the Due Period immediately preceding such Distribution Date or Special Payment Date or, in the case of the Distribution Date immediately following the occurrence of a Pay Out Event, received during the period from the day a Pay Out Event occurred to the end of such Due Period, (ii) the amount, if any, equal to the product of
(a) a fraction, the numerator of which is equal to the sum of the Class A Adjusted Invested Amount and the Class B Invested Amount and the denominator of which is equal to the sum of the invested amounts of all Series then accumulating or amortizing principal (less any amounts on deposit in any principal funding accounts) and (b) Undistributed Principal Collections on deposit in the Collection Account on such Distribution Date or Special Final Payment Date ('SERIES UNDISTRIBUTED PRINCIPAL COLLECTIONS') and (iii) the Investor Default Amount with respect to such Distribution Date or Special Payment Date and any reimbursements of unreimbursed Class A Investor Charge-Offs and Class B Investor Charge-Offs; provided, however, that for each Distribution Date with respect to the Controlled Accumulation Period (unless and until a Pay Out Event shall have occurred), Class A Monthly Principal may not exceed the Controlled Deposit Amount for such Distribution Date; and provided further, that with respect to any Distribution Date, Class A Monthly Principal will not exceed the Class A Invested Amount.

     'CONTROLLED DEPOSIT AMOUNT' for any Distribution Date with respect to the Controlled Accumulation Period shall mean an amount equal to the sum of the Controlled Accumulation Amount and any existing Deficit Controlled Accumulation Amount.

     'CONTROLLED ACCUMULATION AMOUNT' means $500,000,000, or, if the Servicer elects to postpone the commencement of the Controlled Accumulation Period, an amount sufficient so that the sum of the Controlled Accumulation Amounts for each Distribution Date during the Controlled Accumulation Period equals the Class A Invested Amount as of the Expected Final Payment Date.

     'DEFICIT CONTROLLED ACCUMULATION AMOUNT' shall mean, on the first

Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount over the amount deposited in the Principal Funding Account as Class A Monthly Principal for such Distribution Date and, on each subsequent Distribution Date with respect to the Controlled Accumulation Period, the excess, if any, of the Controlled Accumulation Amount and any then existing Deficit Controlled Accumulation Amount over the amount of Class A Monthly Principal deposited in the Principal Funding Account on such Distribution Date.

     'TERMINATION PAYMENT DATE' shall mean the earlier of the Expected Final Payment Date, the first Distribution Date following the liquidation or sale of the Receivables as a result of an insolvency event as described under '--Pay Out Events' and the occurrence of the Final Series 1998-1 Termination Date.

DISTRIBUTIONS TO CLASS A CERTIFICATEHOLDERS

     Payments to Class A Certificateholders will be made from the Collection Account with respect to interest and from the Principal Funding Account. In addition to the amounts deposited in the Collection Account or Principal Funding Account as described above, the following amounts will be deposited in the Collection Accounts or Principal Funding Account: (i) investment income, if any, to the extent of the Class A Certificate Rate, earned from investments made will be withdrawn from the Principal Funding Account and deposited into the Collection Account on each Distribution Date with respect to the Controlled Accumulation Period to be applied to payment of Class A Monthly Interest and
(ii) the proceeds of any optional repurchase of the Class A Certificates by the Transferors deemed to be Principal Collections will be withdrawn from the Collection Account and deposited in the Principal Funding Account on the Distribution Date on which such purchase occurs.

     The Servicer shall instruct the Trustee or the Paying Agent to make the following distributions:

          (a) on each Distribution Date, on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Collection Account (other than any investment earnings thereon) shall be distributed to Class A Certificateholders; and

          (b) on each Special Payment Date and on the Expected Final Payment Date, all amounts on deposit in the Principal Funding Account shall be distributed to Class A Certificateholders up to a maximum amount on any such date equal to the unpaid Class A Invested Amount on such date.

     The Paying Agent shall have the revocable power to withdraw funds from the Collection Account and the Principal Funding Account for the purpose of making distributions to the Class A Certificateholders.

     On each Distribution Date with respect to the Revolving Period, the Servicer will pay to the Transferors any investment earnings (net of losses and investment expenses) with respect to the Collection Account. On any Distribution

Date with respect to any Early Amortization Period, such investment earnings (net of losses and investment expenses) will be considered Yield Collections under the Agreement.

     'DISTRIBUTION DATE' shall mean June 15, 1998, and the 15th day of each calendar month thereafter, or, if such 15th day is not a business day, the next succeeding business day.

     'SPECIAL PAYMENT DATE' shall mean each Distribution Date with respect to any Early Amortization Period and each Distribution Date following the Expected Final Payment Date.

INVESTOR CHARGE-OFFS

     If on any Distribution Date, the Investor Default Amount, if any, for such Distribution Date exceeds the amount of Yield Collections which are allocated and available to fund such amount as described under clause (a)(v) of 'Distributions from the Collection Account', then the Class B Invested Amount shall be reduced by the aggregate amount of such excess, but not more than the Investor Default Amount for such Distribution Date (a 'CLASS B INVESTOR CHARGE-OFF'). The Class B Invested Amount will thereafter be increased (but not in excess of the unpaid principal balance of the Class B Certificates) on any Distribution Date by the amount of Yield Collections allocated and available for that purpose as described under clause (a)(vii) of '--Distributions from the Collection Account.'

     In the event that any such reduction of the Class B Invested Amount would cause the Class B Invested Amount to be a negative number, the Class B Invested Amount will be reduced to zero, and the Class A Invested Amount will be reduced by the amount by which the Class B Invested Amount would have been reduced below zero, but not more than the Investor Default Amount for such Distribution Date (a 'CLASS A INVESTOR CHARGE-OFF'), which will have the effect of slowing or reducing the return of principal to the Class A Certificateholders. If the Class A Invested Amount has been reduced by the amount of any Class A Investor Charge-Offs, it will be increased on any Distribution Date (but not by an amount in excess of the aggregate Class A Investor Charge-Offs) by the amount of Yield Collections allocated and available for such purpose as described under clause (a)(iv) of '--Distributions from the Collection Account.'

ADDITION OF ACCOUNTS

     The Transferors will be required to designate the Receivables of Additional Accounts (to the extent available) and to transfer the Receivables in such Additional Accounts to the Trust if, as of the end of any two consecutive Due Periods, the Transferor Amount as a percentage of the Trust Principal Component (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount) is less than 15% or if, as of the end of any Due Period, the Trust Principal Component (reduced as aforesaid) is less than $1,139,000,000 (the 'SERIES MINIMUM TRUST PRINCIPAL COMPONENT') plus any amounts established with respect to other outstanding Series (the aggregate of the Series Minimum Trust Principal Component and such amounts, the 'MINIMUM TRUST PRINCIPAL COMPONENT').

FINAL PAYMENT OF PRINCIPAL; TERMINATION OF TRUST

     The Class A Certificates will be subject to optional repurchase by the Transferors on any Distribution Date on or after which the Invested Amount is reduced to an amount less than or equal to $105,820,105 (10% of the sum of the Class A Initial Invested Amount and the Class B Initial Invested Amount), unless certain events of bankruptcy, insolvency or receivership have occurred with respect to one or both of the Transferors. The repurchase price will be equal to the sum of the Class A Invested Amount plus accrued and unpaid interest on the Class A Certificates and the Class B Invested Amount plus accrued and unpaid interest on the Class B Certificates through the day preceding the Distribution Date with respect to which the repurchase occurs.

     Subject to prior termination as provided above, the Agreement provides that the final distribution of principal and interest on the Certificates will be made on April 15, 2004, (the 'FINAL SERIES 1998-1 TERMINATION DATE'). In the event that the Invested Amount of the Certificates is greater than zero on the Final Series 1998-1 Termination Date, the Trustee will sell or cause to be sold, and apply the proceeds to the extent necessary to pay such remaining amounts to all Certificateholders pro rata as final payment of the Certificates, an amount of Receivables up to 110% of the Invested Amount of the Certificates at the close of business on such date, but not more than the total amount of Receivables allocable to the Certificates. The proceeds of any such sale will be treated as collections on the Receivables and applied as provided above in 'Description of the Certificates-- Application of Collections' in the Prospectus. Such proceeds will be allocated first to pay amounts due to the Class A Certificateholders.

     Unless the Transferors instruct the Trustee otherwise, the Trust will only terminate on the earlier to occur of: (a) the day following the day on which the aggregate invested amounts of all Series is zero or (b) July 15, 2092 (the 'FINAL TERMINATION DATE'). Upon the termination of the Trust and the surrender of the Exchangeable Transferor Certificate, the Trustee shall convey to the Transferors all right, title and interest of the Trust in and to the Receivables and other funds of the Trust (other than amounts in the accounts maintained by the Trust for the final payment of principal and interest to Certificateholders).

PAY OUT EVENTS

     The Revolving Period will continue through the close of business on the last day of the Due Period ending in February 2003 and the Controlled Accumulation Period will begin at such time, unless a Pay Out Event occurs or unless commencement of the Controlled Accumulation Period is postponed. An Early Amortization Period will commence (i) on the day on which a Pay Out Event occurs or is deemed to occur or (ii) on the Expected Final Payment Date if the Class A Invested Amount is not paid in full on such date. A 'PAY OUT EVENT' with respect to the Certificates refers to any of the following events:

          (i) failure on the part of a Transferor or TRS (a) to make any payment or deposit on the date required under the Agreement, the Series 1998-1 Supplement or the RFC Receivable Purchase Agreement, as applicable (or within the applicable grace period which will not exceed five business days), (b) duly to observe or perform in any material respect the covenant of a Transferor not to sell, pledge, assign or transfer to any person, or grant any prohibited lien on, any Receivable, or (c) duly to observe or perform in any material respect any other covenants or agreements of a Transferor in the Agreement or, with respect to RFC, to the extent assigned to the Trust, in the RFC Receivable Purchase Agreement, which in the case of subclause (c) hereof, continues unremedied for a period of 60 days after written notice to such Transferor or TRS, as applicable, and continues to affect materially and adversely the interests of the Certificateholders for such period (or, with respect to a failure arising out of the creation of certain liens upon the Receivables or the failure by such Transferor or the Servicer to comply with certain covenants specified in the Agreement, immediately); provided, however, that a Pay Out Event described in clause
     (b) or (c) shall not be deemed to occur if such Transferor has accepted the transfer of the related Receivable during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement;

          (ii) any representation or warranty made by a Transferor in the Agreement or the Series 1998-1 Supplement or any representation or warranty made by TRS in the RFC Receivable Purchase Agreement or any information required to be given by a Transferor or the Servicer to the Trustee to identify the Designated Accounts proves to have been incorrect in any material respect when made and continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Certificateholders are materially and adversely affected and which continues to materially and adversely affect the interests of the Certificateholders for such period; provided, however, that a Pay Out Event described in this clause (ii) shall not be deemed to occur if a Transferor has accepted the transfer of the related Receivable or all such Receivables, if applicable, during such period (or such longer period as the Trustee may specify not to exceed an additional 60 days) in accordance with the provisions of the Agreement;

          (iii) certain events of bankruptcy or insolvency relating to the Transferors or TRS;

          (iv) there will have been three consecutive Distribution Dates on which the Class B Invested Amount is less than the Initial Class B Invested Amount;

          (v) the Trust becomes an 'investment company' within the meaning of the Investment Company Act of 1940, as amended;

          (vi) after any applicable grace period, a failure by a Transferor to convey Receivables in Additional Accounts to the Trust when required by the

     Agreement;

          (vii) any Servicer Default occurs which would have a material adverse effect on the Certificateholders;

          (viii) on any Distribution Date the Class B Invested Amount is less than 2% of the Class A Invested Amount; or

          (ix) on any Distribution Date the Transferor Amount as a percentage of the Trust Principal Component as of the last day of the prior Due Period (reduced, for the purpose of this calculation, by the Privileged Assets Calculated Amount for such Due Period) was less than 3%.

     In the case of any event described in clause (i), (ii) or (vii), a Pay Out Event will be deemed to have occurred with respect to any Series only if, after any applicable grace period described in such clauses, either the Trustee or certificateholders of such Series evidencing undivided interests aggregating more than 50% of the invested amount of such Series, by written notice to the Transferors and the Servicer (and to the Trustee, if given by such certificateholders) declare that a Pay Out Event has occurred as of the date of such notice. In the case of any event described in clause (iii), (v), (vi) or
(ix) a Pay Out Event with respect to all Series, and in the case of any event described in clause (iv) or (viii), a Pay Out Event with respect to only the Certificates, will be deemed to have occurred without any notice or other action on the part of the Trustee or the Certificateholders or all certificateholders, as appropriate, immediately upon the occurrence of such event. The Early Amortization Period will commence on the day on which a Pay Out Event occurs or is deemed to occur. Monthly distributions of principal to the Certificateholders will begin (if they have not already) on the first Distribution Date following the Due Period in which a Pay Out Event occurs or is deemed to have occurred. Thus, Certificateholders may begin receiving distributions of principal earlier than they otherwise would have, which may shorten the final maturity of the Certificates. If the only Pay Out Event to occur is either the insolvency of a Transferor or the appointment of a receiver or bankruptcy trustee for a Transferor, the receiver or bankruptcy trustee for such Transferor may have the power to delay or prevent commencement of the Early Amortization Period.

     In addition to the consequences of a Pay Out Event discussed above, if TRS or a Transferor voluntarily files a bankruptcy petition or goes into liquidation or any person is appointed a receiver or bankruptcy trustee of TRS or a Transferor, on the day of such appointment TRS will immediately cease to sell Receivables to RFC under the

RFC Receivable Purchase Agreement and promptly give notice to the Trustee of such appointment or if a Transferor voluntarily files for bankruptcy or a receiver or bankruptcy trustee is appointed for a Transferor, on the day of such appointment such Transferor will immediately cease to transfer Receivables to the Trust and such Transferor will promptly give notice to the Trustee of such appointment. Within 15 days, the Trustee will publish a notice of the liquidation or the appointment stating that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and to the best of its ability. Unless otherwise instructed within 90 days of the publication of such notice by the Certificateholders representing undivided interests aggregating more than 50% of the aggregate principal amount of each of the Class A Certificates and the Class B Certificates (other than any holder who is the subject of the bankruptcy or insolvency which resulted in the Pay Out Event) and by holders representing undivided interests aggregating more than 50% of the Transferor Interest (other than any holder who is the subject of the bankruptcy or insolvency which resulted in the Pay Out Event), the Trustee will sell, dispose of or otherwise liquidate the portion of the Receivables allocable to the Certificates and to other Series that did not vote to continue the Trust in accordance with the Agreement in a commercially reasonable manner and on commercially reasonable terms. The proceeds from the sale, disposition or liquidation of the Receivables will be treated as Collections on the Receivables. If the portion of such proceeds allocable to the Certificateholders' Interest and the proceeds of any Collections in the Collection Account are not sufficient to pay in full the remaining amount due on the Class A Certificates, the Class A Certificateholders will suffer a corresponding loss. If the Trustee is instructed not to sell the portion of the Receivables allocable to the Certificateholders, as described above, then the Trust shall continue with respect to the Series 1998-1 Certificates pursuant to the terms of the Agreement and the Series 1998-1 Supplement. See 'Certain Legal Aspects of the Receivables--Certain Matters Relating to Bankruptcy' in the Prospectus.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's compensation for its servicing activities is a monthly servicing fee (the 'SERVICING FEE') in an amount, on any Distribution Date, equal to the sum of, with respect to all Series, one-twelfth of the sum for each Series of the product of (a) the applicable servicing fee percentages with respect to each Series and (b) the sum of an allocable portion of the amount of the Transferor Interest and the aggregate invested amount with respect to each Series with respect to the related Due Period. The Servicing Fee will be allocated among the Transferor Interest, the Certificateholders and certificateholders of all of the other Series. The portion of the Servicing Fee allocable to the Certificateholders' Interest on each Distribution Date (the 'MONTHLY SERVICING FEE') generally will be equal to one-twelfth of the product of 2% per annum and the amount of the Class A Adjusted Invested Amount and the Class B Invested Amount, on the last day of the second preceding Due Period or, in the case of the first Distribution Date, /360ths of the product of 2% per annum and the initial principal amount of the Class A Certificates and the Class B Certificates. The remainder of the Servicing Fee, which will be allocable to the Transferor Interest, will be paid directly by the holder of the Exchangeable Transferor Certificate from Yield Collections allocated to the Transferor Interest and neither the Trust nor the Certificateholders will have any obligation to pay such portion of the Servicing Fee. The Monthly Servicing Fee will be paid with respect to each Due Period from the Collection Account (unless such amount has been netted against deposits to the Collection Account) as described under '--Distributions from the Collection Account' above.

                                 LEGAL MATTERS

     Certain legal matters relating to the Class A Certificates will be passed upon for RFC by Carol V. Schwartz, Group Counsel to American Express and, for

Centurion Bank, by Robert D. Kraus, Group Counsel to American Express. Ms. Schwartz and Mr. Kraus each own or have the right to acquire a number of shares of the common stock of American Express which, in the aggregate is less than 0.05% of the outstanding common stock of American Express. Certain other legal matters will be passed upon for the Transferors, the Trust and the Underwriters by Orrick, Herrington & Sutcliffe LLP. Certain legal matters relating to the Federal tax consequences of the issuance of the Certificates will be passed upon for the Transferors by Orrick, Herrington & Sutcliffe LLP. Orrick, Herrington & Sutcliffe LLP has from time to time represented Centurion Bank, RFC, the Servicer and Credco and certain of their affiliates.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in the Underwriting Agreement
dated as of May   , 1998 (the 'UNDERWRITING AGREEMENT') among the Transferors and the underwriters named below (collectively, the 'UNDERWRITERS'), the Transferors have agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase, the principal amount of Class A Certificates as set forth opposite its name:

                                                                       PRINCIPAL
                                                                       AMOUNT OF
                                                                        CLASS A
UNDERWRITERS                                                          CERTIFICATES
------------------------------------------------------------------   --------------
Lehman Brothers Inc...............................................
Bear, Stearns & Co. Inc...........................................
Goldman, Sachs & Co...............................................
J.P. Morgan Securities Inc........................................
Morgan Stanley & Co. Incorporated.................................
Blaylock & Partners, L.P..........................................
Credit Lyonnais Securities (USA) Inc..............................
HSBC Securities, Inc..............................................
Utendahl Capital Partners, L.P....................................
                                                                     --------------
  Total...........................................................   $1,000,000,000
                                                                     --------------
                                                                     --------------

     The Transferors have been advised by the several Underwriters that the several Underwriters propose initially to offer the Class A Certificates to the public at the public offering price set forth on the cover page of this Prospectus, and to certain dealers at such price less a concession not in excess
of      % of the principal amount of the Class A Certificates. Underwriters may
allow and such dealers may reallow a concession not in excess of      % of such
principal amount. After the initial public offering, the public offering price and such concessions may be changed.


     Each Underwriter that is not a member of the National Association of Securities Dealers, Inc. (the 'NASD') is a foreign broker or dealer not eligible for membership in the NASD which has agreed not to make any sales within the United States, its territories or possessions or to persons who are citizens thereof or residents therein (other than certain sales made by the Underwriters as a group) except that each such Underwriter shall be permitted to make sales to the other Underwriters or to their United States affiliates provided that such sales are made in compliance with applicable rules under the Exchange Act and in conformity with the Rules of Fair Practice of the NASD.

     Each Underwriter has represented and agreed that (a) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; (b) it has only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Class A Certificates, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by the listing rules under Part IV of the Financial Services Act 1986, if that person is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom the documents may otherwise lawfully be issued or passed on; and (c) it will not offer or sell in the United Kingdom, by means of any document, any Class A Certificates prior to application for listing of the Class A Certificates being made in accordance with Part IV of the Financial Services Act 1986, other than to Persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Act 1985.

     The Underwriting Agreement provides that the Transferors will indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or contribute to payments the Underwriters may be required to make in respect thereof.

                       GLOSSARY FOR PROSPECTUS SUPPLEMENT

TERM                                                                                                   PAGE(S)
-------------------------------------------------------------------------------------------------   --------------
Agreement........................................................................................              S-3
August 1993 Additional Accounts..................................................................              S-3
Available Reserve Account Amount.................................................................             S-23
Certificateholders...............................................................................              S-6
Certificateholders' Interest.....................................................................              S-4
Certificates.....................................................................................              S-2
Class A Adjusted Invested Amount.................................................................             S-23
Class A Certificate Owners.......................................................................          S-2, 21
Class A Certificate Rate.........................................................................              S-4
Class A Certificateholders.......................................................................              S-6
Class A Certificates.............................................................................           S-1, 3
Class A Initial Invested Amount..................................................................              S-6
Class A Invested Amount..........................................................................             S-23
Class A Investor Charge-Off......................................................................             S-27
Class A Monthly Interest.........................................................................             S-26
Class A Monthly Principal........................................................................             S-26
Class B Certificate Rate.........................................................................              S-5
Class B Certificateholders.......................................................................              S-6
Class B Certificates.............................................................................              S-2
Class B Initial Invested Amount..................................................................             S-10
Class B Invested Amount..........................................................................             S-23
Class B Investor Charge-Off......................................................................             S-27
Class B Monthly Interest.........................................................................             S-26
Closing Date.....................................................................................             S-20
Code.............................................................................................             S-11
Controlled Accumulation Amount...................................................................             S-26
Controlled Accumulation Period...................................................................              S-7
Controlled Accumulation Period Length............................................................             S-24
Controlled Deposit Amount........................................................................             S-26
Covered Amount...................................................................................             S-22
Cut Off Date.....................................................................................              S-3
Deficit Controlled Accumulation Amount...........................................................             S-26
Designated Accounts..............................................................................           S-2, 3
Distribution Date................................................................................   S-2, S-5, S-27
DTC..............................................................................................              S-6
Early Amortization Period........................................................................              S-8
ERISA............................................................................................             S-11
Excess Principal Collections.....................................................................             S-24
Excess Spread....................................................................................        S-9, S-25
Expected Final Payment Date......................................................................           S-2, 4
Final Series 1998-1 Termination Date.............................................................         S-11, 28
Final Termination Date...........................................................................             S-28
Fixed Allocation Percentage......................................................................             S-23
Floating Allocation Percentage...................................................................             S-23
Interest Funding Investment Proceeds.............................................................             S-22

Invested Amount..................................................................................             S-23
Invested Percentage..............................................................................              S-5
January 1996 Additional Accounts.................................................................              S-3
June 1992 Designated Accounts....................................................................              S-3
June 1994 Additional Accounts....................................................................              S-3
Minimum Trust Principal Component................................................................             S-28

TERM                                                                                                   PAGE(S)
-------------------------------------------------------------------------------------------------   --------------
Monthly Servicing Fee............................................................................             S-30
NASD.............................................................................................             S-31
Participants.....................................................................................             S-21
Pay Out Event....................................................................................             S-28
Principal Funding Account........................................................................              S-7
Principal Funding Investment Proceeds............................................................             S-22
Principal Shortfalls.............................................................................             S-24
Rating Agency....................................................................................             S-12
Receivables......................................................................................              S-1
Record Date......................................................................................              S-6
Required Reserve Account Amount..................................................................             S-22
Reserve Account..................................................................................             S-22
Reserve Account Funding Date.....................................................................             S-22
Revolving Period.................................................................................              S-6
RFC..............................................................................................              S-1
Series...........................................................................................              S-3
Series 1998-1 Supplement.........................................................................             S-20
Series Minimum Trust Principal Component.........................................................             S-28
Series Undistributed Principal Collections.......................................................             S-26
Servicer.........................................................................................              S-1
Servicing Fee....................................................................................             S-30
Special Payment Date.............................................................................             S-27
Termination Payment Date.........................................................................             S-27
Transferor.......................................................................................              S-1
Transferor Interest..............................................................................              S-4
Transferor Percentage............................................................................             S-24
TRS..............................................................................................              S-1
Trust............................................................................................           S-1, 3
Trust Principal Component........................................................................              S-8
Trustee..........................................................................................         S-1, S-3
Underwriters.....................................................................................             S-31
Underwriting Agreement...........................................................................             S-31

                                                                         ANNEX I

                    OTHER ISSUANCES OF INVESTOR CERTIFICATES

     The tables below set forth the principal characteristics of the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1992-2, the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1993-1, the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1994-1 the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1994-2, the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1994-3, the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1996-1, and the American Express Master Trust Class A and Class B Accounts Receivable Trust Certificates, Series 1996-2, the only other Series issued by the Trust which are currently outstanding. For more specific information with respect to any Series, any prospective investor should contact the Servicer at
(212) 640-4405. The Servicer will provide, without charge, to any prospective purchaser of the Series 1998-1 Class A Certificates, a copy of the Disclosure Documents for any previous publicly-issued Series.

1. AMERICAN EXPRESS MASTER TRUST CLASS A AND CLASS B ACCOUNTS RECEIVABLE TRUST CERTIFICATES, SERIES 1992-2

Class A Invested Amount.....................................................   $500,000,000
Class B Invested Amount.....................................................   $29,100,529
Class A Certificate Rate....................................................   6.60% per annum
Class B Certificate Rate....................................................   6.80% per annum
Class A Expected Final Payment Date.........................................   July 15, 1999
Series Servicing Fee Rate...................................................   2.0% per annum
Series Termination Date.....................................................   May 15, 2000
Series Issuance Date........................................................   August 3, 1992
Series Minimum Trust Principal Component....................................   $569,000,000

2. AMERICAN EXPRESS MASTER TRUST CLASS A AND CLASS B ACCOUNTS RECEIVABLE TRUST CERTIFICATES, SERIES 1993-1

Class A Invested Amount.....................................................   $600,000,000
Class B Invested Amount.....................................................   $34,920,635
Class A Certificate Rate....................................................   5.375% per annum
Class B Certificate Rate....................................................   5.50% per annum
Class A Expected Final Payment Date.........................................   September 15, 2000
Series Servicing Fee Rate...................................................   2.0% per annum
Series Termination Date.....................................................   July 15, 2001
Series Issuance Date........................................................   September 22, 1993
Series Minimum Trust Principal Component....................................   $682,500,000


3. AMERICAN EXPRESS MASTER TRUST CLASS A AND CLASS B ACCOUNTS RECEIVABLE TRUST CERTIFICATE 1994-1

Class A Invested Amount.....................................................   $300,000,000
Class B Invested Amount.....................................................   $17,460,317
Class A Certificate Rate....................................................   7.15%
Class B Certificate Rate....................................................   7.35%
Class A Expected Final Payment Date.........................................   September 15, 1998
Series Servicing Fee Rate...................................................   2.0% per annum
Series Termination Date.....................................................   August 16, 1999
Series Issuance Date........................................................   September 23, 1994
Series Minimum Trust Principal Component....................................   $341,000,000

4. AMERICAN EXPRESS MASTER TRUST CLASS A AND CLASS B ACCOUNTS RECEIVABLE TRUST CERTIFICATES, SERIES 1994-2

Class A Invested Amount.....................................................   $300,000,000
Class B Invested Amount.....................................................   $17,460,317
Class A Certificate Rate....................................................   7.60%
Class B Certificate Rate....................................................   7.75%
Class A Expected Final Payment Date.........................................   September 17, 2001
Series Servicing Fee Rate...................................................   2.0% per annum
Series Termination Date.....................................................   August 15, 2002
Series Issuance Date........................................................   September 23, 1994
Series Minimum Trust Principal Component....................................   $341,000,000

5. AMERICAN EXPRESS MASTER TRUST CLASS A AND CLASS B ACCOUNTS RECEIVABLE TRUST CERTIFICATES, SERIES 1994-3

Class A Invested Amount.....................................................   $300,000,000
Class B Invested Amount.....................................................   $17,460,317
Class A Certificate Rate....................................................   7.85%
Class B Certificate Rate....................................................   7.95%
Class A Expected Final Payment Date.........................................   September 15, 2004
Series Servicing Fee Rate...................................................   2.0% per annum
Series Termination Date.....................................................   August 15, 2005
Series Issuance Date........................................................   September 23, 1994
Series Minimum Trust Principal Component....................................   $341,000,000

6. AMERICAN EXPRESS MASTER TRUST CLASS A AND CLASS B ACCOUNTS RECEIVABLE TRUST CERTIFICATES, SERIES 1996-1


Class A Invested Amount.....................................................   $950,000,000
Class B Invested Amount.....................................................   $77,027,027
Class A Certificate Rate....................................................   One-Month LIBOR plus
                                                                               .15% per annum
Class B Certificate Rate....................................................   7.30% per annum
Class A Expected Final Payment Date.........................................   September 15, 2003
Series Servicing Fee Rate...................................................   2.0% per annum
Series Termination Date.....................................................   August 16, 2004
Series Issuance Date........................................................   September 18, 1996
Series Minimum Trust Principal Component....................................   $1,104,500,000

7. AMERICAN EXPRESS MASTER TRUST CLASS A AND CLASS B ACCOUNTS RECEIVABLE TRUST CERTIFICATES, SERIES 1996-2

Class A Invested Amount.....................................................   $300,000,000
Class B Invested Amount.....................................................   $24,324,324
Class A Certificate Rate....................................................   One-Month LIBOR plus
                                                                               0.12% per annum
Class B Certificate Rate....................................................   7.10% per annum
Class A Expected Final Payment Date.........................................   September 17, 2001
Series Servicing Fee Rate...................................................   2.0% per annum
Series Termination Date.....................................................   August 15, 2002
Series Issuance Date........................................................   September 18, 1996
Series Minimum Trust Principal Component....................................   $348,500,000

================================================================================

     No dealer, salesperson or other individual has been authorized to give any information or to make any representations other than those contained in this Prospectus Supplement and the accompanying Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Transferors or the Underwriters. Neither the delivery of this Prospectus Supplement nor the accompanying Prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of the Transferors, TRS, American Express or any affiliate thereof or in the Receivables or the Designated Accounts since the date hereof. This Prospectus Supplement and the accompanying Prospectus do not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

                             ---------------------
                               TABLE OF CONTENTS

                                                    PAGE
                                                 -----------
                   PROSPECTUS SUPPLEMENT
Prospectus Summary.............................         S-3
Risk Factors...................................        S-12
Domestic Consumer Charge Card Business.........        S-13
Designated Accounts............................        S-17
Use of Proceeds................................        S-18
Maturity and Principal Payment
  Considerations...............................        S-19
Description of the Class A Certificates and the
  Agreement....................................        S-20
Legal Matters..................................        S-30
Underwriting...................................        S-31
Glossary for Prospectus Supplement.............        S-32
Annex I: Other Issuances of Investor
         Certificates..........................        S-34
                         PROSPECTUS
Prospectus Supplement..........................           3
Reports to Certificateholders..................           3
Available Information..........................           3
Incorporation of Certain Documents by
  Reference....................................           3
Prospectus Summary.............................           4
Risk Factors...................................          18
Domestic Consumer Charge Card Business.........          25
The Designated Accounts........................          27
The Transferors and Related Parties............          28
The Trust......................................          29
Maturity and Principal Payment
  Considerations...............................          29
Description of the Certificates................          29

Enhancement....................................          52
Description of the RFC Receivable Purchase
  Agreement....................................          54
Certain Legal Aspects of the Receivables.......          56
Federal Income Tax Consequences................          59
State and Local Taxation.......................          64
ERISA Considerations...........................          64
Legal Matters..................................          65
Plan of Distribution...........................          66
Glossary for the Prospectus....................          67
Annex 1: Global Clearance, Settlement and
         Tax Documentation Procedures..........          71

                             ---------------------

     Until            , 1998 (90 days after the date of this Prospectus
Supplement) all dealers effecting transactions in the Class A Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus Supplement and a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
================================================================================

================================================================================

                                $1,000,000,000

                               AMERICAN EXPRESS
                                 MASTER TRUST

                              % CLASS A ACCOUNTS
                                  RECEIVABLE
                             TRUST CERTIFICATES,
                                SERIES 1998-1

                                    [LOGO]

                         AMERICAN EXPRESS RECEIVABLES
                            FINANCING CORPORATION

                                     AND

                               AMERICAN EXPRESS
                                CENTURION BANK
                                 TRANSFERORS

                               AMERICAN EXPRESS
                                TRAVEL RELATED
                            SERVICES COMPANY, INC.
                                   SERVICER

                  ------------------------------------------
                            PROSPECTUS SUPPLEMENT
                                            , 1998
                  ------------------------------------------

                               LEHMAN BROTHERS
                           BEAR, STEARNS & CO. INC.
                             GOLDMAN, SACHS & CO.
                              J.P. MORGAN & CO.
                          MORGAN STANLEY DEAN WITTER

                          BLAYLOCK & PARTNERS, L.P.
                    CREDIT LYONNAIS SECURITIES (USA) INC.
                                 HSBC MARKETS
                       UTENDAHL CAPITAL PARTNERS, L.P.

================================================================================